EXHIBIT 10.1

SECOND AMENDED AND RESTATED

IXIA 2008 EQUITY INCENTIVE PLAN

1. Establishment and Purposes of the Plan.

Ixia hereby amends and restates in its entirety the Amended and Restated Ixia 2008 Equity Incentive Plan, as amended, which was established to promote the interests of the Company and its shareholders by (i) helping to attract and retain the services of selected key employees and directors of the Company who are in a position to make material contributions to the successful operation of the Company’s business, (ii) motivating such persons to achieve the Company’s business goals and (iii) enabling such persons to participate in the long-term growth and financial success of the Company by providing them with an opportunity to purchase stock of the Company.

2. Definitions.

The following definitions shall apply throughout the Plan:

a. “Affiliate” shall mean any entity that directly or indirectly through one or more intermediaries controls or is controlled by, or is under common control with, the Company.

b. “Award” shall mean any Option, Restricted Stock Award, Restricted Stock Unit, SAR or Cash-Based Award granted pursuant to the provisions of the Plan.

c. “Award Agreement” shall mean any agreement, contract or other instrument or document, including without limitation an Option Agreement, a Restricted Stock Award Agreement, a Restricted Stock Unit Award Agreement, a Stock Appreciation Right Award Agreement or a Cash-Based Award Agreement, evidencing and reflecting the terms of any Award granted by the Committee hereunder in such form or forms as the Committee (subject to the terms and conditions of the Plan) may from time to time approve, whether in writing or through an electronic medium.

d. “Board” shall mean the Board of Directors of Ixia.

e. “Cash-Based Award” shall mean any Award granted under Section 12 of this Plan denominated in cash.

f. “Cash-Based Award Agreement” means an Award Agreement in such form or forms as the Committee (subject to the terms and conditions of the Plan) may from time to time approve, evidencing and reflecting the terms of the grant of a Cash-Based Award.

g. “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time. References in the Plan to any section of the Code shall be deemed to include any amendment or successor provisions to such section and any regulations issued under such section.

h. “Common Stock” shall mean the common stock, without par value, of the Company.

i. “Company” shall mean Ixia, a California corporation, any “subsidiary” corporation, whether now or hereafter existing, as defined in Sections 424(f) and (g) of the Code, and any Affiliate, whether now or hereafter existing.

j. “Committee” shall mean the committee of the Board appointed in accordance with Section 4(a) of the Plan or, if no such committee shall be appointed or in office, the Board, provided that any Award approved by the Board shall also have been approved by a majority of the Company’s “independent directors” within the meaning of the Marketplace Rules of The NASDAQ Stock Market LLC.

k. “Consultant” shall mean any consultant or advisor to the Company.

l. “Continuous Status as an Eligible Individual” shall mean the absence of any interruption or termination of employment by or service with the Company. Continuous Status as an Eligible Individual shall not be considered interrupted in the case of sick leave or military leave, in the case of transfers between Employee, Consultant or Non-Employee Director status, or in the case of transfers between locations of the Company. The Committee shall have the sole discretion to determine whether any other leave of absence shall constitute an interruption or termination of status as an employee. Notwithstanding the foregoing, the determination of whether an interruption or termination of employment or service has occurred shall be made in a manner consistent with Section 409A of the Code, to the extent necessary to avoid the adverse tax consequences thereunder.

m. “Data” shall have the meaning ascribed thereto in Section 19(p) of this Plan.

n. “Director” shall mean a member of the Board.

o. “Dividend Equivalent” shall mean any right granted under Section 9(b) or 10(b) of this Plan.

p. “Eligible Individual” shall mean any Employee and, for purposes of eligibility for Awards other than Incentive Stock Options, shall mean any Consultant, whether or not employed by the Company, and any Non-Employee Director.

q. “Employee” shall mean any employee of the Company, including officers and Directors who are also employees.

r. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

s. “Fair Market Value” shall mean, with respect to Shares, the fair market value per Share on the date of determination as determined by the Board in its sole discretion, exercised in good faith; provided, however, that where there is a public market for the Common Stock, the fair market value per Share shall be the average of the closing bid and asked prices of the Common Stock on the date of determination (or, if there are no such prices for such date, on the first preceding day on which there were such reported prices) as reported in The Wall Street Journal or as reported in such other manner as the Board deems reliable and consistent with the requirements of Code Section 409A (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotations System) or, in the event the Common Stock is listed on a stock exchange, the fair market value per Share shall be the closing price on the exchange on the date of determination (or, if there are no sales on such date, on the first preceding day on which there were reported sales), as reported in The Wall Street Journal or as reported in such other manner as the Board deems reliable and consistent with the requirements of Code Section 409A.

t. “Freestanding SAR” means a SAR that is granted independently of any Options, as described in Section 11.

u. “Grant Price” means the price established at the time of grant of a SAR pursuant to Section 11, used to determine whether there is any payment due upon exercise of the SAR.

v. “Incentive Stock Option” shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

w. “Ixia” shall mean Ixia, a California corporation, or any successor thereto.

x. “Non-Employee Director” shall mean a Director who is not an employee of the Company.

y. “Nonstatutory Stock Option” shall mean an Option which is not an Incentive Stock Option.

z. “Option” shall mean a stock option to purchase Common Stock granted to a Participant pursuant to the Plan.

aa. “Option Agreement” means an Award Agreement substantially in the form attached hereto, or such other form or forms as the Committee (subject to the terms and conditions of the Plan) may from time to time approve, evidencing and reflecting the terms of an Option.

bb. “Optioned Stock” shall mean the Common Stock subject to an Option granted pursuant to the Plan.

cc. “Participant” shall mean any Eligible Individual who is granted an Award.

dd. “Permitted Transferee” shall have the meaning set forth in Section 14.

ee. “Plan” shall mean this Second Amended and Restated Ixia 2008 Equity Incentive Plan.

ff. “Restricted Stock” shall mean any Stock right granted under Section 9 of this Plan.

gg. “Restricted Stock Award” shall mean any Shares granted under Section 9 of this Plan and issued with the restriction that the holder may not sell, transfer, pledge or assign such Shares and with such other vesting and other restrictions as the Committee, in its sole discretion, may impose, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

hh. “Restricted Stock Award Agreement” means an Award Agreement substantially in the form attached hereto, or such other form or forms as the Committee (subject to the terms and conditions of the Plan) may from time to time approve, evidencing and reflecting the terms of a Restricted Stock Award.

ii. “Restricted Stock Unit” shall mean any unit granted under Section 10 of this Plan evidencing the right to receive one Share at some future date.

jj. “Restricted Stock Unit Award Agreement” means an Award Agreement substantially in the form attached hereto, or such other form or forms as the Committee (subject to the terms and conditions of the Plan) may from time to time approve, evidencing and reflecting the terms of a Restricted Stock Unit Award.

kk. “SAR” means an Award, designated as a SAR, pursuant to the terms of Section 11 of this Plan.

ll. “SAR Award Agreement” means an Award Agreement substantially in the form attached hereto, or such other form or forms as the Committee (subject to the terms and conditions of the Plan) may from time to time approve, evidencing and reflecting the terms of the grant of a SAR.

mm. “Securities Act” shall mean the Securities Act of 1933, as amended.

nn. “Shares” shall mean shares of the Common Stock, any shares into which such Shares may be converted in accordance with Section 15 of the Plan and, to the extent a Participant would not become subject to the adverse tax consequences under Code Section 409A, such other securities or property as may become subject to Awards pursuant to this Plan.

oo. “Tandem SAR” means a SAR that is granted in connection with a related Option pursuant to Section 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

pp. “Termination for Cause” shall mean termination of employment or service as a result of (i) any act or acts by the Participant constituting a felony under any federal, state or local law; (ii) the Participant’s willful and continued failure to perform the duties assigned to him or her as an Eligible Individual; (iii) any material breach by the Participant of any agreement with the Company concerning his or her employment or service or any other understanding concerning the terms and conditions of employment by, or service with, the Company; (iv) dishonesty, gross negligence or malfeasance by the Participant in the performance of his or her duties as an Eligible Individual, or any conduct by the Participant which involves a material conflict of interest with any business of the Company or Affiliate; (v) the Participant’s taking or knowingly omitting to take any other action or actions in the performance of Participant’s duties as an Eligible Individual without informing appropriate members of management to whom such Participant reports, which action or actions, in the determination of the Committee, have caused or substantially contributed to the material deterioration in the business of the Company or any Affiliate, taken as a whole; (vi) the Participant’s failure to follow any Company policy; or (vii) the Participant’s breach of any confidentiality obligations to the Company. The Company shall furnish written notice to the Participant of the facts warranting a Termination for Cause.

3. Shares Reserved.

a. Maximum Shares. The maximum number of Shares available for Awards pursuant to the Plan effective as of the Company’s 2013 Annual Meeting of Shareholders shall be 13,976,324 Shares (or the number of shares of stock to which such Shares shall be adjusted as provided in Section 15 of the Plan), adjusted as follows: (i) reduced by one Share for every Share that was subject to an Option or SAR granted after December 31, 2012 and two Shares for every one Share that was subject to an Award other than an Option or SAR granted after December 31, 2012 (with the same ratios applying to new Awards granted after the Plan becomes effective, as applicable), and (ii) increased by one Share for every Share that was subject to an Option or SAR that becomes available after December 31, 2012, and two Shares for every one Share that was subject to an Award other than an Option or SAR that becomes available after December 31, 2012 (as described in Section 3(b)). The number of Shares reserved for issuance under the Plan may be set aside out of authorized but unissued Shares not reserved for any other purpose, or (to the extent permitted under applicable law) out of issued Shares acquired for and held in the treasury of the Company from time to time.

b. Unissued Shares. Shares subject to, but not sold or issued under, any Award terminating, expiring, forfeited, settled in cash or canceled for any reason, or tendered (either actually or by attestation) or withheld to satisfy tax withholding obligations with respect to an Award other than an Option or a SAR, shall again become available for Awards thereafter granted under the Plan. To the extent such Shares become available after December 31, 2012, they shall become available hereunder as one Share for each such Share subject to Options and SARs and two Shares for each such Share subject to Awards other than Options or SARs.

c. Acquisitions and Combinations. Awards made in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or an Affiliate or with which the Company or an Affiliate combines shall not reduce the Shares available for Awards under the Plan, nor shall such Shares again be available for Awards under the Plan as provided in Section 3(b). Additionally, in the event that a company acquired by the Company or an Affiliate or with which the Company or an Affiliate combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares available for Awards under the Plan; provided, however, that Awards using such available Shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Eligible Individuals prior to such acquisition or combination.

d. Shares Not Available for Awards. Notwithstanding anything to the contrary contained in the Plan, none of the following Shares shall be added to the Shares available for Awards under the Plan: (i) Shares tendered by a Participant or withheld by the Company after December 31, 2012 in payment of the exercise price of an Option, or to satisfy any tax withholding obligation with respect to Options or SARs, (ii) Shares subject to a SAR that are not issued upon exercise in connection with the stock settlement of the SAR after December 31, 2012, and (iii) Shares reacquired by the Company on the open market or otherwise after December 31, 2012 using cash proceeds from the exercise of Options.

4. Award Limits.

Subject to adjustment as provided in Section 15, no Participant may be granted (i) Options or SARs during any calendar year with respect to more than 1,000,000 Shares and (ii) Restricted Stock Awards and Restricted Stock Unit Awards during any calendar year that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in Shares under which more than 1,000,000 Shares may be earned for each 12 months in the vesting period or Performance Period. During any calendar year no Participant may be granted performance-based awards that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in cash under which more than may $2,000,000 may be earned for each 12 months in the Performance Period. If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable limitation in this Section. Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted to any Non-Employee Director during any single calendar year shall not exceed $500,000.

5. Administration of the Plan.

a. Committee. The Plan shall be administered by a Committee designated by the Board to administer the Plan and consisting of not less than three Directors and subject to such terms and conditions as the Board may prescribe. Members of the Committee who are eligible for Awards or have been granted Awards may vote on any matters affecting the administration of the Plan or the grant of any Awards pursuant to the Plan, except that no such member shall act upon the granting of an Award to himself or herself, but any such member may be counted in determining the existence of a quorum at any meeting of the Committee during which action is taken with respect to the granting of Awards to him or her. Each member of the Committee shall be (i) an “outside director” as defined in the Treasury regulations issued pursuant to Section 162(m) of the Code, (ii) a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act and (iii) an “independent director” as defined in the Marketplace Rules of The NASDAQ Stock Market LLC. Members of the Committee shall serve for such period of time as the Board may determine. From time to time the Board may increase the size of the Committee and appoint additional members thereto, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused or remove all members of the Committee and thereafter provide for members of the Board who meet the foregoing requirements of the Code, Rule 16b-3 and the Marketplace Rules to directly administer the Plan. Members of the Committee shall serve for such period of time as the Board may determine. Notwithstanding the foregoing, in administering this Plan with respect to Awards for Non-Employee Directors, the Board shall exercise the powers of the Committee after obtaining the recommendation of the Committee.

b. Authority. Subject to the provisions of the Plan, the Committee shall have the authority in its sole discretion to: (i) determine the type or types of Awards (i.e., Incentive Stock Options, Nonstatutory Stock Options, SARs, Restricted Stock Awards, Restricted Stock Units or Cash-Based Awards) to be granted to each Participant in the Plan, (ii) determine the Fair Market Value per Share in accordance with the terms of the Plan, (iii) determine the exercise price of Options to be granted to Eligible Individuals in accordance with the terms of the Plan, (iv) determine the Eligible Individuals to whom, and the time or times at which, Awards shall be granted and the number of Shares subject to each Award, (v) prescribe, amend and rescind rules and regulations relating to the Plan, subject to the limitations set forth in Section 17 of the Plan, (vi) determine the terms and provisions of each Award granted to Participants under the Plan and each Award Agreement (which need not be identical with the terms of other Awards and Award Agreements) and, with the consent of the Participant, to modify or amend an outstanding Award Agreement; provided, however, that the Committee shall not have the authority to amend or adjust the exercise price of any Options previously granted to a Participant under the Plan, whether through amendment, cancellation, replacement grant or otherwise, without the approval of the shareholders of the Company obtained in the manner provided in Section 16 of the Plan, (vii) accelerate the exercise date of any Option or SAR, the vesting of any Restricted Stock Award, Restricted Stock Unit or the payment of any Cash-Based Award, (viii) determine whether any Participant will be required to execute a stock purchase agreement or other agreement as a condition to the issuance of Shares pursuant to an Award, and to determine the terms and provisions of any such agreement (which need not be identical with the terms of any other such agreement) and, with the consent of the Participant, to amend any such agreement, (ix) interpret the Plan or any agreement entered into with respect to the grant of Awards and the issuance of Shares upon exercise of Options, the vesting of Restricted Stock Units or the payment of Cash-Based Awards, (x) determine the eligibility of an Eligible Individual for benefits hereunder and the amount thereof, (xi) authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Award previously granted or to take such other actions as may be necessary or appropriate with respect to the Company’s rights pursuant to Awards or agreements relating to the grant or exercise thereof and (xii) make such other determinations and establish such other procedures as it deems necessary or advisable for the administration of the Plan. Further, the Committee shall not have the authority to amend or adjust Options or SARs previously granted to a Participant under the Plan to (a) reduce the exercise price or Grant Price, (b) cancel the Options or SARs when the exercise price or Grant Price exceeds the Fair Market Value of the Shares in exchange for cash or another Award (other than in accordance with Section 15 of the Plan), or (c) take any other action that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded, without the approval of the shareholders of the Company obtained in the manner provided in Section 16 of the Plan.

c. Determinations Final. All decisions, determinations and interpretations of the Committee shall be final and binding on all Participants and any other holders of any Awards granted under the Plan.

d. Governance. The Committee shall keep minutes of its meetings and of the actions taken by it without a meeting. A majority of the Committee shall constitute a quorum and the actions of a majority at a meeting, including a telephone meeting, at which a quorum is present or acts approved in writing by a majority of the members of the Committee without a meeting shall constitute acts of the Committee.

e. Taxes. The Company shall pay all original issue and transfer taxes with respect to the grant of Awards and/or the issue and transfer of Shares pursuant to the exercise of Options or SARs, the vesting of Restricted Stock Awards or Restricted Stock Units or the payment of Cash-Based Awards and all other fees and expenses necessarily incurred by the Company in connection therewith; provided, however, that the person exercising an Option or SAR or to whom an Award is granted or to whom Shares are otherwise issued pursuant to the Plan shall be responsible for all payroll, withholding, income and other taxes incurred by such person on the date of exercise of the Option or of issuance or vesting of Shares, as applicable.

6. Eligibility.

Awards may be granted under the Plan only to Eligible Individuals; provided, however, that Consultants and Non-Employee Directors shall not be eligible to receive Incentive Stock Options. An Eligible Individual, who has been granted Awards may, if he or she is otherwise eligible, be granted additional Awards. References in this Plan to “employment” and related terms (except for references to “employee” in the definition of “Employee”) shall include the providing of services as a Consultant or Director.

7. Terms and Conditions of Options.

Options granted pursuant to the Plan by the Committee shall be either Incentive Stock Options or Nonstatutory Stock Options and shall be evidenced by an Option Agreement providing, in addition to such other terms as the Board may deem advisable, the following terms and conditions:

a. Time of Granting Options. The date of grant of an Option shall for all purposes be the date on which the Committee makes the determination granting such Option; provided, however, that if the Committee determines that such grant shall be made as of some future date, the date of grant shall be such future date. Notice of the determination shall be given to each Participant within a reasonable time after the date of such grant.

b. Number of Shares. Each Option Agreement shall state the number of Shares to which it pertains and whether such Option is intended to constitute an Incentive Stock Option or a Nonstatutory Stock Option. Notwithstanding any provision in this Plan to the contrary, an Option that is intended to constitute an Incentive Stock Option may only be granted to an Employee.

c. Exercise Price. The exercise price per Share for the Shares to be issued pursuant to the exercise of an Option shall be such price as is determined by the Board; provided, however, that, other than in connection with Awards described in Section 3(c), such price shall in no event be less than 100% of the Fair Market Value per Share on the date of grant of an Option.

In the case of any Incentive Stock Option granted to an Employee who at the time of grant owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code or otherwise) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company, the exercise price per Share shall be no less than 110% of the Fair Market Value per Share on the date of grant.

d. Medium and Time of Payment. The consideration to be paid for the Shares to be issued upon exercise of an Option shall consist entirely of cash or check payable to the Company or such other consideration and method of payment permitted under any laws to which the Company is subject and which is approved by the Committee, including without limitation (i) in the case of an Eligible Individual other than an executive officer or a Director, by delivery of a promissory note, (ii) by tendering previously acquired Shares (valued at Fair Market Value as of the date of tender) that have been owned for a period of at least six months (or such other period as is necessary to avoid accounting charges against the Company’s earnings), (iii) if Shares are traded on a national securities exchange or NASDAQ, through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the exercise price, (iv) by withholding Shares otherwise issuable in connection with the Option, or (v) any combination of (i), (ii), (iii) and (iv). In connection with all exercises of Options and regardless of the medium of payment, the Participant shall pay in cash any amount necessary to satisfy the Company’s withholding obligations.

e. Term of Options. The term of each Option may be up to seven years from the date of grant thereof; provided, however, that the term of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company, shall be five years from the date of grant thereof or such shorter term as may be provided in the Option Agreement. The term of any Option may be less than the maximum term provided for herein as specified by the Committee upon grant of the Option and as set forth in the Option Agreement. Notwithstanding the foregoing, in the event that on the last business day of the term of an Option, other than an Incentive Stock Option, (i) the exercise of the Option is prohibited by applicable law or (ii) Shares may not be purchased or sold by certain Eligible Individuals due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Option shall be extended for a period of thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement.

f. Form of Settlement. In its sole discretion, the Committee may provide that the Shares to be issued upon an Option’s exercise shall be in the form of Restricted Stock or other similar securities.

g. Maximum Amount of Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined at the time an Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under all incentive stock option plans of the Company exceeds $100,000, the Options in excess of such limit shall be treated as Nonstatutory Stock Options.

h. Prohibition of Dividends and Dividend Equivalents. No Option may provide for the payment of dividends or Dividend Equivalents.

8. Exercise of Option.

a. In General. Any Option granted hereunder to a Participant shall be exercisable at such times and under such conditions as may be determined by the Committee and as shall be permissible under the terms of the Plan, including any performance criteria with respect to the Company and/or the Participant as may be determined by the Committee.

An Option may be exercised in accordance with the provisions of the Plan as to all or any portion of the Shares then exercisable thereunder from time to time during the term of the Option. However, an Option may not be exercised for a fraction of a Share.

b. Procedure. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company at its principal business office in accordance with the terms of the Option Agreement by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company, together with (i) any other agreements required by the terms of the Plan and/or Option Agreement or as required by the Committee and (ii) payment by the Participant of all payroll, withholding or income taxes incurred in connection with such Option exercise (or arrangements for the collection or payment of such tax satisfactory to the Board are made).

c. Exercise of Shareholder Rights. Until the Option is properly exercised in accordance with the terms of this Section 8, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Option is exercised except as provided in Section 15 of the Plan.

d. Termination of Eligibility; Non-Director Awards. If a Participant who is not a Director ceases to serve as an Employee or Consultant, as applicable, for any reason other than death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code) or Termination for Cause and thereby terminates his or her Continuous Status as an Eligible Individual, he or she may, but only within 90 days following the date he or she ceases his or her Continuous Status as an Eligible Individual (subject to any earlier termination of the Option as provided by its terms), exercise his or her Option to the extent that he or she was entitled to exercise it at the date of such termination. To the extent that he or she was not entitled to exercise the Option at the date of such termination, or if he or she does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate. Notwithstanding anything to the contrary herein, the Committee may at any time and from time to time prior to the termination of a Nonstatutory Stock Option, with the consent of the Participant, extend the period of time during which the Participant may exercise his or her Nonstatutory Stock Option following the date he or she ceases his or her Continuous Status as an Eligible Individual; provided, however, that the maximum period of time during which a Nonstatutory Stock Option shall be exercisable following the date on which a Participant terminates his or her Continuous Status as an Eligible Individual shall not exceed the original term of such Option as set forth in the Option Agreement and that notwithstanding any extension of time during which a Nonstatutory Stock Option may be exercised, such Option, unless otherwise amended by the Committee, shall only be exercisable to the extent the Participant was entitled to exercise the Option on the date he or she ceased his or her Continuous Status as an Eligible Individual; provided, further, that no extension shall be made at any time where the exercise price per Share of such Option is less than the Fair Market Value of one Share at the time of such proposed extension, unless it is determined that such extension will not cause the Participant to incur additional tax and interest charges upon exercise of such Option under Section 409A of the Code.

e. Death or Disability of Participant; Non-Director Awards. If the Continuous Status as an Eligible Individual of a Participant who is not a Director ceases due to death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code) of the Participant, the Option may be exercised within 180 days (or such other period of time not exceeding one year as is determined by the Committee at the time of granting the Option) following the date of death or termination of employment due to permanent or total disability (subject to any earlier termination of the Option as provided by its terms), by the Participant in the case of permanent or total disability, or in the case of death by the Participant’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but in any case (unless otherwise determined by the Committee at the time of granting the Option) only to the extent the Participant was entitled to exercise the Option at the date of his or her termination of employment by death or permanent and total disability. To the extent that he or she was not entitled to exercise such Option at the date of his or her termination of employment by death or permanent and total disability, or if he or she does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate. Notwithstanding anything to the contrary herein, the Committee may at any time and from time to time prior to the termination of a Nonstatutory Stock Option, with the consent of the Participant, extend the period of time during which the Participant may exercise his or her Nonstatutory Stock Option following the date he or she ceases his or her Continuous Status as an Eligible Individual; provided, however, that the maximum period of time during which a Nonstatutory Stock Option shall be exercisable following the date on which a Participant terminates his or her Continuous Status as an Eligible Individual shall not exceed the original term of such Option as set forth in the Option Agreement and that notwithstanding any extension of time during which a Nonstatutory Stock Option may be exercised, such Option, unless otherwise amended by the Committee, shall only be exercisable to the extent the Participant was entitled to exercise the Option on the date he or she ceased his or her Continuous Status as an Eligible Individual; provided, further, that no extension shall be made at any time where the exercise price per Share of such Option is less than the Fair Market Value of one Share at the time of such proposed extension, unless it is determined that such extension will not cause the Participant to incur additional tax and interest charges upon exercise of such Option under Section 409A of the Code.

f. Termination of Eligibility; Director Awards. The preceding Sections 8(d) and 8(e) shall not apply with respect to a Participant’s Awards to the extent such Awards were made to the Participant in his or her capacity as a Director. If a Participant ceases to be a Director for any reason other than Termination for Cause, he or she (or his or her beneficiary or representative in the event of termination of service as a result of death or permanent and total disability) may exercise his or her Option through its original expiration date to the extent that the Option was vested and he or she was entitled to exercise the Option on the date of such termination of service as a Director. To the extent that he or she was not entitled to exercise the Option at the date of such termination of service, or if he or she (or his or her beneficiary or representative in the event of termination of service as a result of death or permanent and total disability) does not exercise the Option (which he or she was entitled to exercise) within the time specified herein (i.e., prior to its expiration date), the Option shall terminate.

g. Termination for Cause. If a Participant’s Continuous Status as an Eligible Individual with the Company terminates due to his or her Termination for Cause, he or she shall immediately forfeit all outstanding Options.

h. Expiration of Option. Notwithstanding any provision in the Plan, including but not limited to the provisions set forth in Sections 8(d), 8(e) and 8(f), an Option may not be exercised, under any circumstances, after the expiration of its term.

i. Conditions on Exercise and Issuance. As soon as practicable after any proper exercise of an Option in accordance with the provisions of the Plan, the Company shall (i) deliver to the Participant at the principal executive office of the Company or such other place as shall be mutually agreed upon between the Company and the Participant, a certificate or certificates representing the Shares for which the Option shall have been exercised or (ii) otherwise arrange for such Shares to be issued to the Participant. The time of issuance and, if applicable, delivery of the certificate or certificates representing the Shares for which the Option shall have been exercised may be postponed by the Company for such period as may be required by the Company, with reasonable diligence, to comply with any law or regulation applicable to the issuance or delivery of such Shares.

Options granted under the Plan are conditioned upon the Company obtaining any required permit or order from the appropriate governmental agencies authorizing the Company to issue such Options and Shares issuable upon exercise thereof. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, applicable state law, the rules and regulations promulgated thereunder and the requirements of the Marketplace Rules of The NASDAQ Stock Market LLC and any stock exchange upon which the Shares may then be listed. Any such issuance may be further subject to the approval of counsel for the Company with respect to such compliance.

9. Terms and Conditions of Restricted Stock Awards.

a. Grant. Restricted Stock Awards may be granted hereunder by the Committee to Eligible Individuals either alone or in addition to other Awards granted under the Plan. A Restricted Stock Award shall be subject to such terms and conditions as may be determined by the Committee and may be subject to vesting conditioned upon the satisfaction of such requirements, conditions (such as a condition that the Participant’s right to the Shares shall vest in installments over a period of time during which services are to be provided to the Company by the Eligible Individual), restrictions or performance criteria as shall be established by the Committee and set forth in the Award Agreement. During any period during which Shares acquired pursuant to a Restricted Stock Award are subject to vesting conditions, such Shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of by the Participant. The provisions of Restricted Stock Awards need not be the same with respect to each Participant receiving such awards. The Committee has absolute discretion to determine whether any consideration is to be received by the Company as a condition precedent to the issuance of Restricted Stock Awards. The terms of any Restricted Stock Award granted under this Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee which are not inconsistent with the Plan.

b. Rights of Holders of Restricted Stock. Beginning on the date of grant of a Restricted Stock Award and subject to execution of the Award Agreement, the Participant shall become a shareholder of the Company with respect to all Shares subject to the Restricted Stock Award and shall have all of the rights of a shareholder, including the right to vote the Shares subject to the Restricted Stock Award and the right to receive distributions made with respect to such Shares;

provided, however, that any Shares, any other property or cash distributed as a dividend or otherwise with respect to any such Shares as to which the restrictions have not yet lapsed shall be subject to the same restrictions as the Shares subject to the Restricted Stock Award; provided further, that the provisions of Section 13(d) shall apply with respect to dividends on Restricted Stock which is subject to performance-based vesting conditions.

c. Delivery of Shares. Shares issued upon the grant of Restricted Stock Awards shall, unless otherwise determined by the Committee, be maintained in the custody of or on behalf of the Company until all applicable vesting conditions have been satisfied. Shares subject to Restricted Stock Awards that are no longer subject to restrictions shall be delivered to the Participant promptly after the applicable restrictions lapse or are waived. Notwithstanding anything to the contrary set forth herein, but subject to Section 19(j) hereof, delivery of Shares pursuant to a Restricted Stock Award shall be made no later than 2 1/2 months after the close of the Company’s first taxable year in which such Shares are no longer subject to a substantial risk of forfeiture (within the meaning of Section 409A of the Code).

d. Termination of Continuous Status as an Eligible Individual. Unless otherwise determined by the Committee or unless otherwise provided in the Award Agreement evidencing the Award, in the event of the termination of a Participant’s Continuous Status as an Eligible Individual, Shares which are subject to a Participant’s Restricted Stock Award which are not vested as of the date of such termination shall be automatically forfeited by the Participant and cancelled by the Company for no value.

e. Waiver of Forfeiture. The Committee may, when it finds that a waiver would be in the best interests of the Company and subject to such terms and conditions as the Committee shall deem appropriate, waive in whole or in part any remaining vesting restrictions with respect to any Restricted Stock Award or any other conditions set forth in any Award Agreement, subject to the limitations imposed under Section 162(m) of the Code and the regulations thereunder in the case of a Restricted Stock Award intended to comply with the performance-based compensation exception under Code Section 162(m) except as otherwise determined by the Committee to be appropriate under the circumstances.

10. Terms and Conditions of Restricted Stock Units.

a. Grant. Restricted Stock Units may be issued hereunder to Eligible Individuals either alone or in addition to other Awards granted under the Plan. A Restricted Stock Unit is a bookkeeping entry that represents the right to receive one Share to be issued and delivered at the end of the applicable vesting period, subject to a risk of cancellation and to the other terms and conditions set forth in the Plan and in any Award Agreement evidencing the Restricted Stock Unit and subject to any additional terms and conditions established by the Committee. The Company shall establish and maintain accounts for Participants in which the Company shall record Restricted Stock Units and the transactions and events affecting such units. Restricted Stock Units and other items reflected in the account will represent only bookkeeping entries by the Company to evidence the Company’s unfunded obligations. The provisions of Restricted Stock Units need not be the same with respect to each Participant receiving such Awards. The Committee has absolute discretion to determine whether any consideration is to be received by the Company as a condition precedent to the grant of a Restricted Stock Unit. The terms of any Restricted Stock Unit granted under this Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee which are not inconsistent with the Plan.

b. Rights of Holders of Restricted Stock Units; Dividend Equivalents. Unless the Committee otherwise provides in an Award Agreement for Restricted Stock Units, any Participant holding Restricted Stock Units shall have no rights as a shareholder of the Company with respect to such Restricted Stock Units. The Committee shall be authorized to establish procedures pursuant to which the Company’s payment of any Restricted Stock Unit may be deferred in a manner that would not trigger the adverse tax consequences under Code Section 409A. Subject to the provisions of the Plan and any Award Agreement, the recipient of a Restricted Stock Unit may, if so determined by the Committee, be entitled to receive, currently (or on a deferred basis, but in such a case subject to the same vesting restrictions as the Restricted Stock Unit to which such dividend relates, with such deferral to last no longer than the vesting period to which such Restricted Stock Unit is subject) and with respect to the number of Shares covered by the Award, payments (“Dividend Equivalents”) in amounts equivalent to cash, stock or other property paid by the Company as dividends on the Company’s Common Stock prior to the vesting of the Restricted Stock Units in a manner that would not trigger the adverse tax consequences under Code Section 409A; provided, however, that the provisions of Section 13(d) shall apply with respect to Dividend Equivalents on Restricted Stock Units which are subject to performance-based vesting conditions.

c. Delivery of Shares in Settlement of Restricted Stock Units. Restricted Stock Units (if not previously cancelled) will be automatically settled on or about the vesting date or dates set forth in the Award Agreement evidencing the Award. The Company may make delivery of Shares in settlement of Restricted Stock Units by either delivering one or more stock certificates representing such Shares to the Participant, registered in the name of the Participant, or by depositing such Shares into an account maintained for the Participant and established in connection with any Company plan or arrangement providing for investment in Common Stock of the Company. Notwithstanding anything to the contrary set forth herein, but subject to Section 19(j), delivery of Shares pursuant to a Restricted Stock Unit shall be made no later than 2 1/2 months after the close of the Company’s first taxable year in which such Shares are no longer subject to a substantial risk of forfeiture (within the meaning of Section 409A of the Code).

d. Termination of Continuous Status as an Eligible Individual. Unless otherwise determined by the Committee or unless otherwise provided in the Award Agreement evidencing the Award, in the event of the termination of a Participant’s Continuous Status as an Eligible Individual, the Participant’s Restricted Stock Units which are not vested as of the date of such termination shall not vest and shall automatically be cancelled for no value and without issuance of any Shares.

e. Waiver of Forfeiture. The Committee may, when it finds that a waiver would be in the best interests of the Company and subject to such terms and conditions as the Committee shall deem appropriate, waive in whole or in part any remaining vesting restrictions with respect to any Restricted Stock Units or any other conditions set forth in any Award Agreement, subject to the limitations imposed under Section 162(m) of the Code and the regulations thereunder in the case of a Restricted Stock Unit intended to comply with the performance-based compensation exception under Code Section 162(m) except as otherwise determined by the Committee to be appropriate under the circumstances.

11. Share Appreciation Rights.

a. Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs or any combination of Freestanding and Tandem SARs.

Subject to the terms and conditions of the Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

The Grant Price for each SAR shall be determined by the Committee and shall be specified in the SAR Award Agreement. The Grant Price shall not be less than 100% of the Fair Market Value per Share on the date of grant except in the case of Awards described in Section 3(c).

b. SAR Award Agreement. Each SAR Award shall be evidenced by a SAR Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine in its sole discretion and which are not inconsistent with this Plan. No SAR may provide for the payment of dividends or Dividend Equivalents.

c. Term of SAR. The term of a SAR granted under the Plan may be up to seven years from the date of grant thereof. The term of any SAR may be less than the maximum term provided for herein as specified by the Committee upon grant of the SAR and as set forth in the SAR Award Agreement. Notwithstanding the foregoing, in the event that on the last business day of the term of a SAR (i) the exercise of the SAR is prohibited by applicable law or (ii) Shares may not be purchased or sold by certain Eligible Individuals due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term shall be extended for a period of thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement.

d. Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.

e. Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR: (a) the Tandem SAR will expire no later than the expiration of the underlying Option; (b) the exercise of the Tandem SAR may not have economic and tax consequences more favorable than the exercise of the Option followed by an immediate sale of the underlying Shares, and the value of the payout with respect to the Tandem SAR may be for no more than 100% of the excess of the Fair Market Value of the Shares subject to the underlying Option at the time the Tandem SAR is exercised over the exercise price of the underlying Option; (c) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the Option exceeds the exercise price of the Option; (d) the Tandem SAR may be exercised only when the underlying Option is eligible to be exercised; and (e) the Tandem SAR is transferable only when the underlying Option is transferable, and under the same conditions.

f. Payment of SAR Amount. SARs granted under this Plan shall be payable in Shares, cash or such other property as may be designated by the Committee. Upon the exercise of a SAR, a Participant shall be entitled to receive from the Company such number of Shares (or, in the case of SARs exercisable for cash or other property, cash or property with a value equal to the fair market value of such number of Shares on the date of exercise) determined by multiplying:

(i)	The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by

(ii)	The number of Shares with respect to which the SAR is exercised.

Such product shall then be divided by the Fair Market Value of a Share on the date of exercise. The resulting number (rounded down to the next whole number) is the number of Shares to be issued to the Participant upon exercise of a SAR.

g. Termination of Continuous Status as an Eligible Individual. Each SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with or provision of services to the Company. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the SAR Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

h. Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of a SAR granted pursuant to the Plan as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received upon exercise of a SAR for a specified period of time.

12. Cash-Based Awards.

Cash-Based Awards may be granted hereunder by the Committee to Eligible Individuals either alone or in addition to other Awards granted under the Plan. A Cash-Based Award shall be subject to such terms and conditions as may be determined by the Committee, and shall be subject to the satisfaction of such requirements (such as a requirement that the Participant’s right to payment of the Cash-Based Award shall be contingent on the provision of services for the Company over a specified period of time and/or employment on a specified date) and performance criteria (which may be based upon the criteria set forth in Section 13(b)) as shall be established by the Committee and set forth in the Award Agreement (or, if applicable, in a resolution duly adopted by the Committee). Cash-Based Awards granted under this Plan shall be payable in cash or, if designated by the Committee, Shares or such other property with a fair market value on the date of payment equal to the cash amount payable under Cash-Based Award. Notwithstanding anything to the contrary set forth herein, payment of a Cash-Based Award shall be made no later than 2 1/2 months after the close of the Company’s first taxable year in which such Cash-Based Award is no longer subject to a substantial risk of forfeiture (within the meaning of Section 409A of the Code).

13. Code Section 162(m) Provisions.

a. Application to Covered Employee. Notwithstanding any other provision of the Plan, if the Committee determines at the time Restricted Stock, a Restricted Stock Unit Award or a Cash-Based Award is granted to a Participant that such Participant is, or is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a “covered employee” within the meaning of Section 162(m)(3) of the Code, then the Committee may qualify such an Award as “performance-based compensation” pursuant to Section 162(m) of the Code. The Committee has complete discretion concerning whether a particular Award should be qualified as “performance-based compensation.” If the Committee determines that a particular Award should qualify as “performance-based compensation,” the provisions of this Section 13, to the extent applicable, shall control over any contrary provision in the Plan.

b. Performance Goals. Restricted Stock, Restricted Stock Unit Awards and Cash-Based Awards may be made subject to the achievement of performance goals established by the Committee relating to one or more business criteria (the “Performance Criteria”) pursuant to Section 162(m) of the Code. Performance Criteria may be applied to the Company, an Affiliate, division, business unit or individual or any combination thereof and may be measured in absolute levels or relative to another company or companies, a peer group, an index or indices or Company performance in a previous period. Performance may be measured annually or cumulatively over a longer period of time. Performance Criteria that may be used to establish performance goals are: revenue; operating income or net operating income; orders, return on equity; return on assets or net assets; cash flow; share price performance; return on capital; earnings; earnings per share; shareholder return and/or value (including but not limited to total shareholder return); economic value added; economic profit; ratio of operating earnings to capital spending; EBITDA; EBIT; costs; operating earnings; gains; product development; client development; leadership; project progress; project completion; increase in total revenues; net income; operating cash flow; net cash flow; retained earnings; budget achievement; return on capital employed; return on invested capital; cash available to Company from a subsidiary or subsidiaries; expense spending; gross margin; net margin; market capitalization; customer satisfaction; financial return ratios; market share; operating profits (including earnings before or after income taxes, depreciation and amortization); net profits; earnings per share growth; profit returns and margins; stock price; working capital; business trends; production cost; project milestones; capacity utilization; quality; economic value added; operating efficiency; diversity; debt; dividends; bond ratings; corporate governance; and health and safety. The Committee may provide for exclusion of the impact of an event or occurrence which the Committee determines should appropriately be excluded, including (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Company, Affiliate, division, or business unit or not within the reasonable control of management, or (iii) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles. The performance goals for each Participant (including any exclusions described in the preceding sentence, if applicable) and the amount payable if those goals are met shall be established in writing for each specified period of performance by the Committee no later than 90 days after the commencement of the period of service to which the performance goals relate and while the outcome of whether or not those goals will be achieved is substantially uncertain. However, in no event will such goals be established after 25% of the period of service to which the goals relate has elapsed. The performance goals shall be objective. Such goals and the amount payable for each performance period if the goals are achieved shall be set forth in the applicable Award Agreement. No amounts shall be payable to any Participant for any performance period unless and until the Committee certifies that the performance goals and any other material terms were in fact satisfied.

c. Adjustment of Payment. Notwithstanding any provision of the Plan, with respect to any Award that is subject to this Section, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals except in the case of the death or disability of the Participant or as otherwise determined by the Committee in special circumstances to the extent permitted under Section 162(m) of the Code and the Treasury regulations issued pursuant thereto.

d. Dividends and Dividend Equivalents. Dividends and Dividend Equivalents on Restricted Stock and Restricted Stock Units that are subject to performance-based vesting conditions and/or Section 13 shall, notwithstanding the provisions of Sections 9(b) and 10(b) of the Plan, either (i) not be paid or credited or (ii) if provided in the Award Agreement, be accumulated and subject to achievement of the performance goals to the same extent as the Restricted Stock or Restricted Stock Units.

e. Other Restrictions. The Committee shall have the power to impose such other restrictions on Awards subject to this Section as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

14. Nontransferability of Awards.

Except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee in accordance with this Section 14, no Awards granted under the Plan, and no Shares subject to any such Awards, that have not been issued or as to which any applicable vesting restriction, performance or deferral period has not lapsed, may be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner, either voluntarily or involuntarily by operation of law, other than by will or by the laws of descent or distribution or transfers between spouses incident to a divorce. Furthermore, except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, Options and SARs may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative. Notwithstanding the foregoing, a Participant may assign or transfer an Award (other than an Incentive Stock Option) with the consent of the Committee (each transferee thereof, a “Permitted Transferee”), which consent may be granted or withheld in the Committee’s sole discretion, provided that such Permitted Transferee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and, provided further, that such Participant shall remain bound by the terms and conditions of the Plan. The Company shall cooperate with any Permitted Transferee and the Company’s transfer agent in effectuating any transfer permitted under this Section 14. With respect to those Awards, if any, that are permitted to be transferred to another individual, references in the Plan to exercise of the Award by the Participant or payment of any amount or issuance of any Shares to the Participant shall be deemed to include the Participant’s Permitted Transferee. In no event may an Award be transferred hereunder for consideration, and in no event may a Permitted Transferee be other than (i) the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) a trust for the benefit of one or more of the Participant or the persons referred to in clause (i), (iii) a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (i) are the only partners, members or shareholders or (iv) a charitable organization.

15. Adjustment upon Change in Corporate Structure.

a. Corporate Transaction. In the event of any stock split, reverse stock split, merger, reorganization, consolidation, recapitalization, combination or distribution (whether in cash, Shares or other property, other than a regular cash dividend), spin-off or similar transaction or any other change in corporate structure affecting the Shares or value thereof, such adjustment and other substitutions shall be made to the Plan and to Awards in a manner the Committee deems equitable or appropriate taking into consideration the accounting and tax consequences, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, the limitations in Section 4 (other than to Awards denominated in cash), the maximum number of Shares that may be issued pursuant to Incentive Stock Options and, in the aggregate or to any Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company). Any such adjustment shall be determined in good faith by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, and the Committee’s determination in that respect shall be final, binding and conclusive.

b. Dissolutions/Liquidation. In the event of the dissolution or liquidation of the Company, or in the event of a sale of all or substantially all of the assets of the Company (other than in the ordinary course of business), or the merger or consolidation of the Company with or into another corporation, as a result of which the Company is not the surviving and controlling corporation, the Board shall, to the extent such action would not trigger the adverse tax consequences under Code Section 409A, (i) make provision for the assumption of outstanding Awards by the successor corporation, (ii) declare that any Option shall terminate as of a date fixed by the Board which is at least 30 days after the notice thereof to the Participant and shall give each Participant the right to exercise his or her Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable provided such exercise does not violate Section 8(i) of the Plan, (iii) accelerate the vesting of Restricted Stock Awards, Restricted Stock Units and the payment of Cash-Based Awards, or (iv) cause any Award outstanding as of the effective date of any such event to be cancelled in consideration of a cash payment or grant of an alternative option or award (whether by the Company or any entity that is a party to the transaction), or a combination thereof, to the holder of the cancelled Award, provided that such payment and/or grant are substantially equivalent in value to the fair market value of the cancelled Award as determined by the Committee.

c. Fractional Shares. No fractional shares of Common Stock shall be issuable on account of any action aforesaid, and the aggregate number of shares into which Shares then covered by an Award, when changed as the result of such action, shall be reduced to the largest number of whole shares resulting from such action, unless the Board, in its sole discretion, shall determine to issue scrip certificates in respect to any fractional shares, which scrip certificates shall be in a form and have such terms and conditions as the Board in its discretion shall prescribe.

d. Tax Considerations. Any adjustment or action taken by the Board pursuant to this Section 15 shall be carried out in accordance with Code Section 424, if applicable, and only if such action would not trigger the adverse consequences of Code Section 409A.

16. Shareholder Approval.

Effectiveness of this Plan is subject to approval by the shareholders of the Company within 12 months before or after the date the Plan was initially adopted by the Board; provided, however, that Options may be granted pursuant to the Plan subject to subsequent approval of the Plan by such shareholders. Any Option exercised before shareholder approval was obtained can be rescinded if shareholder approval is not obtained within 12 months before or after the Plan was adopted by the Board. Shareholder approval of the Plan or any amendment thereto required to be approved by the shareholders of the Company shall be obtained (i) by the affirmative vote of the holders of a majority of the Shares present or represented and entitled to vote thereon at a meeting of shareholders duly held in accordance with the laws of the State of California or (ii) by written consent of the holders of the outstanding Shares having not less than the minimum number of votes that would be necessary to authorize the approval at a meeting of the shareholders duly held in accordance with the laws of the State of California.

17. Amendment and Termination of the Plan.

a. Amendment and Termination. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable, subject to any requirement for shareholder approval imposed by applicable law, including the rules and regulations of The NASDAQ Stock Market LLC or any stock exchange on which Shares are listed or quoted, and shall make any amendments which may be required so that Options intended to be Incentive Stock Options shall at all times continue to be Incentive Stock Options for the purpose of Section 422 of the Code; provided, however, that the Board may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 of the Exchange Act; provided, further, that without approval of the Company’s shareholders, no such revision or amendment shall (i) materially increase the benefits accruing to Participants under the Plan; (ii) increase the number of Shares which may be issued under the Plan, other than in connection with an adjustment under Section 15 of the Plan; (iii) materially modify the requirements as to eligibility for participation in the Plan; (iv) materially change the designation of the class of Eligible Individuals eligible to be granted Awards; (v) remove the administration of the Plan from the Board or its Committee; (vi) extend the term of the Plan beyond the maximum term set forth in Section 20 hereunder; (vii) eliminate the requirements relating to minimum exercise price, minimum Grant Price and shareholder approval, (viii) increase the maximum permissible term of any Option, (ix) add performance goals to Section 13(b) or (x) increase the limitation in Section 4. Further, no revision or amendment shall, without the approval of the Company’s shareholders, cancel Options or SARs in exchange for cash when the exercise price or Grant Price per Share exceeds the Fair Market Value of the Shares or take any action with respect to Options or SARs that would be treated as a repricing under the rules and regulations of the principal U.S. securities exchange on which the Shares are traded, including a reduction of the exercise price or Grant Price of Options or SARs and the exchange of Options or SARs for other Awards (or amend the provisions of Section 5(b) relating to such actions by the Committee).

b. Effect of Amendment or Termination. Except as otherwise provided in Section 15 of the Plan, and except to the extent necessary to avoid the imposition of additional tax and/or interest under Code Section 409A with respect to Awards that are treated as nonqualified deferred compensation, any amendment or termination of the Plan shall not affect Awards already granted, and such Awards shall remain in full force and effect as if the Plan had not been amended or terminated, unless mutually agreed otherwise between the Participant and the Company, which agreement must be in writing and signed by the Participant and the Company. Notwithstanding anything to the contrary herein, this Plan shall not adversely affect, unless mutually agreed in writing by the Company and a Participant, the terms and provisions of any Award granted prior to the date the Plan was approved by shareholders as provided in Section 16 of the Plan.

18. Indemnification.

No member of the Board or its Committee shall be liable for any act or action taken, whether of commission or omission, except in circumstances involving willful misconduct, or for any act or action taken, whether of commission or omission, by any other member or by any officer, agent or Employee. In addition to such other rights of indemnification they may have as members of the Board, or as members of the Committee, the Board and the Committee shall be indemnified by the Company against reasonable expenses, including attorneys’ fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken, by commission or omission, in connection with the Plan or any Award granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that a Board or Committee member is liable for willful misconduct in the performance of his or her duties; provided that within 60 days after institution of any such action, suit or proceeding, such Board or Committee member shall in writing have offered the Company the opportunity, at its own expense, to handle and defend the same. The payment of any amount in satisfaction of the indemnification right described in this Section 18 shall occur no later than the last day of the taxable year following the taxable year in which the expenses were incurred. Any right to such indemnification shall not be subject to liquidation or exchange for another benefit, and no such indemnification in any taxable year shall in any way affect the expenses eligible for reimbursement or indemnification, or in-kind benefits to be provided, in any other taxable year.

19. General Provisions.

a. Withholding or Deduction for Taxes. The grant of Awards hereunder and the issuance of Shares and all payments and distributions pursuant to this Plan are conditioned upon the Company’s reservation of the right to withhold, in accordance with any applicable law, from any compensation or other amounts payable to the Participant (or Permitted Assignee), any taxes required to be withheld under Federal, state or local law as a result of the: (i) grant of any Award, (ii) exercise of any Option, (iii) sale of Shares issued upon exercise of Options, (iv) delivery of Shares, cash or other property, (v) lapse of restrictions in connection with any Award, or (vi) any other event occurring pursuant to the Plan. To the extent that compensation and other amounts, if any, payable to the Participant (or Permitted Assignee) are insufficient to pay any taxes required to be so withheld, the Company may, in its sole discretion, require the Participant (or Permitted Assignee), including without limitation, as a condition of the exercise of any Option, to pay in cash to the Company an amount sufficient to cover such tax liability or otherwise to make adequate provision for the delivery to the Company of cash necessary to satisfy the Company’s withholding obligations under Federal and state law. The Committee shall be authorized to establish procedures for election by Participants (or Permitted Assignees) to satisfy such obligations for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value) that have been owned for a period of at least six months (or such other period as may be necessary to avoid accounting charges against the Company’s earnings), or by directing the Company to retain Shares (up to the Participant’s (or Permitted Assignee’s) minimum required tax withholding rate) otherwise deliverable in connection with the Award.

b. Other Plans. Nothing contained in the Plan shall prohibit the Company from establishing additional incentive compensation arrangements.

c. No Enlargement of Rights. Neither the Plan, nor the granting of Awards, nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain an Eligible Individual for any period of time, or at any particular rate of compensation. Nothing in the Plan shall be deemed to limit or affect the right of the Company to discharge any Eligible Individual at any time for any reason or no reason.

No Eligible Individual shall have any right to or interest in Awards authorized hereunder prior to the grant thereof to such eligible person, and upon such grant he or she shall have only such rights and interests as are expressly provided herein and in the related Award Agreement, subject, however, to all applicable provisions of the Company’s Articles of Incorporation, as the same may be amended from time to time. The Company shall not be liable for the loss of existing or potential profit from an Award in the event of termination of an employment or other relationship.

d. Notice. Any notice to be given to the Company pursuant to the provisions of the Plan shall be addressed to the Company in care of its Secretary (or such other person as the Company may designate from time to time) at its principal office, and any notice to be given to a Participant to whom an Award is granted hereunder shall be delivered personally or addressed to him or her at the address given beneath his or her signature on his or her Award Agreement, or at such other address as such Participant or his or her transferee (upon any permitted transfer) may hereafter designate in writing to the Company. Any such notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, registered or certified, and deposited, postage and registry or certification fee prepaid, in a post office or branch post office regularly maintained by the United States Postal Service. It shall be the obligation of each Participant holding Shares purchased upon exercise of an Option or otherwise issued pursuant to Awards hereunder to provide the Secretary of the Company, by letter mailed as provided hereinabove, with written notice of his or her direct mailing address.

e. Applicable Law. To the extent that Federal laws do not otherwise control, the Plan shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflict of laws rules thereof.

f. Incentive Stock Options. The Company shall not be liable to a Participant or other person if it is determined for any reason by the Internal Revenue Service or any court having jurisdiction that any Incentive Stock Options are not incentive stock options as defined in Section 422 of the Code.

g. Information to Participants. The Company shall provide without charge to each Participant copies of its annual financial statements (which need not be audited), which may be included within such annual and periodic reports as are provided by the Company to its shareholders generally.

h. Availability of Plan. A copy of the Plan shall be delivered to the Secretary of the Company and shall be shown by him or her to any eligible person making reasonable inquiry concerning it.

i. Severability. In the event that any provision of the Plan is found to be invalid or otherwise unenforceable under any applicable law, such provisions shall be deemed limited to the extent that a court of competent jurisdiction decrees it valid or enforceable and as so limited shall remain in full force and effect. Any such provision shall not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction or any governmental regulatory agency, or impermissible under the rules of any stock exchange or quotation system on which the Shares are listed or quoted, such unlawfulness, invalidity, unenforceability or impermissibility shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or impermissible, then such unlawfulness, invalidity or impermissibility shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or impermissible and the maximum payment or benefit that would not be unlawful, invalid or impermissible shall be made or provided under the Plan.

j. Form of Shares and Restricted Stock Awards; Stop Transfer Orders. Shares issued or delivered under the Plan, including Shares subject to any Restricted Stock Award, may be evidenced in such manner as the Committee in its sole discretion shall deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of a Restricted Stock Award, such certificate shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award. All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or quotation system upon which the Shares are then listed or quoted, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

k. Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

l. Compliance with Code Section 409A/Taxes. It is intended that no Award granted under this Plan shall be subject to any interest or additional tax under Section 409A of the Code. In the event Code Section 409A is amended after the date hereof, or regulations or other guidance is promulgated after the date hereof that would make an Award under the Plan subject to the provisions of Code Section 409A, then the terms and conditions of this Plan shall be interpreted and applied, to the extent possible, in a manner to avoid the imposition of the provisions of Code Section 409A. Notwithstanding the preceding, the Participant shall be responsible for any and all tax liabilities, including liability under 409A (but excluding the employer’s share of employment taxes) with respect to an Award.

m. Performance Conditions. The Committee may require the satisfaction of certain performance goals as a condition to the grant or vesting of any Award provided under the Plan.

n. Substitute Awards. Notwithstanding any other provision of the Plan, the terms of awards described in Section 3(c) may vary from the terms set forth in the Plan to the extent the Committee deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

o. Cancellation of Award; Forfeiture of Gain. Notwithstanding anything to the contrary contained herein, an Award Agreement may provide that:

(i)	In the event of an accounting restatement due to material noncompliance by the Company with any financial reporting requirement under the securities laws which reduces the amount of the Award that would have been earned had the financial results been properly reported (as determined by the Committee), the following adjustments shall be made to the extent the amount of the Award was over-stated as a result of such noncompliance (A) the Award will be cancelled and (B) the Participant will forfeit (I) the Shares received or payable on the vesting or exercise of the Award and (II) the amount of the proceeds of the sale or gain realized on the vesting or exercise of the Award (and the Participant may be required to return or pay such Shares or amount to the Company). The provisions of this Section 19(o)(i) will continue to apply as may be amended to comply with final regulations issued under Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

(ii)	If the Participant, without the consent of the Company, while employed by or providing services to the Company or any Affiliate or after termination of such employment or service, violates a noncompetition, nonsolicitation or nondisclosure covenant or agreement or otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any Affiliate, as determined by the Committee in its sole discretion, then (A) any outstanding, vested or unvested, earned or unearned portion of the Award may, at the Committee’s discretion, be canceled and (B) the Committee, in its discretion, may require the Participant or other person to whom any payment has been made or Shares or other property have been transferred in connection with the Award to forfeit and pay over to the Company, on demand, all or any portion of the gain (whether or not taxable) realized upon the exercise of any Option or SAR and the value realized (whether or not taxable) on the vesting or payment of any other Award during the time period specified in the Award Agreement.

p. Data Privacy. As a condition of acceptance of an Award, the Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that the Company holds certain personal information about the Participant, including the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Awards or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, managing and administering the Plan (the “Data”). The Participant further understands that the Company may transfer the Data internally as necessary for the purpose of implementation, management and administration of the Participant’s participation in the Plan, and that the Company may further transfer the Data to any third parties assisting the Company in the implementation, management, and administration of the Plan. The Participant understands that these recipients may be located in the Participant’s country, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Participant’s country. The Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Participant, through participation in the Plan and acceptance of an Award under the Plan, authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Participant may elect to deposit any Shares. The Participant understands that the Data will be held only as long as is necessary to implement, manage, and administer the Participant’s participation in the Plan. The Participant understands that he or she may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Participant understands that refusal or withdrawal of consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of refusal to consent or withdrawal of consent, the Participant understands that he or she may contact his or her local human resources representative.

20. Effective Date and Term of Plan.

The original Plan became effective upon shareholder approval at the 2008 Annual Meeting of Shareholders of the Company in accordance with the shareholder approval provisions of Section 16. The Amended and Restated Plan became effective upon shareholder approval at the 2010 Annual Meeting of Shareholders of the Company in accordance with the shareholder approval provisions of Section 16. This Second Amended and Restated Plan shall become effective after shareholder approval at the 2013 Annual Meeting of Shareholders of the Company in accordance with the shareholder approval provisions of Section 16. This Second Amended and Restated Plan shall not become effective if not approved by the shareholders of the Company at the Company’s 2013 Annual Meeting of Shareholders, and in such case, the Amended and Restated Plan, as amended, shall continue in full force and effect. This Plan shall continue in effect for a term of ten years following the date of shareholder approval of the original Plan unless sooner terminated under Section 17 of the Plan.

SECOND AMENDED AND RESTATED IXIA

2008 EQUITY INCENTIVE PLAN

Stock Option Agreement

Ixia (“Company”) hereby grants to you an Option under the Second Amended and Restated Ixia 2008 Equity Incentive Plan (the “Plan”) to purchase the number of shares of Company Common Stock set forth below.

Name:

Employee ID #:

Date of Grant:

Type of Option:	[NSO/ISO]

Number of Shares:

Exercise Price:

Payment:	[e.g., Payment of the exercise price and applicable taxes may be made (i) by cash or check and/or (ii) pursuant to a “Cashless” exercise (see Option Terms and Conditions attached hereto).]

Vesting Schedule:	[e.g., shares on M/D/Y and as to the remaining shares in [12] equal [quarterly] installments, with the first such installment vesting on M/D/Y, and one additional installment vesting on the last day of each calendar quarter thereafter, as long as you remain an employee of the Company.]

Expiration Date:	[e.g., This Option will expire at 5:00 p.m., Pacific Time, on the [seven] year anniversary of the date of grant; provided, however, that in the event of your termination of employment or service with the Company or your disability or death, the provisions of Sections 6 and 7 of the Option Terms and Conditions attached hereto shall apply to your right to exercise the Option.]

This Stock Option Agreement consists of this page and of the Option Terms and Conditions attached hereto. By signing below, you accept the grant of this Option and agree that this Option is subject in all respects to the terms and conditions of the Plan. Copies of the Plan and Prospectus containing information concerning the Plan are attached or are available upon upon request to at (818) or @ixiacom.com.

You further acknowledge and agree that (i) you have carefully reviewed this Stock Option Agreement (including the Option Terms and Conditions attached hereto) and the Plan and (ii) this Stock Option Agreement and the Plan set forth the entire understanding between you and the Company regarding this Option and supersede all prior oral and written agreements with respect thereto.

IXIA
By:
Print Name:	Date
Title:

Participant Signature	Date

SECOND AMENDED AND RESTATED IXIA 2008 EQUITY INCENTIVE PLAN

Stock Option Agreement —Option Terms and Conditions

The following Terms and Conditions apply to the stock option granted by Ixia (“Company”) to the Participant whose name appears on the Stock Option Agreement to which these Terms and Conditions are attached.

1.	Second Amended and Restated Ixia 2008 Equity Incentive Plan. This Option is in all respects subject to the terms, definitions and provisions of the Second Amended and Restated Ixia 2008 Equity Incentive Plan (the “Plan”) adopted by Ixia and incorporated herein by reference. The terms defined in the Plan shall have the same meanings herein.

2.	Nature of the Option. This Option is intended to be [a nonstatutory stock option and is not intended to be an incentive stock option] or [an incentive stock option] within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

3.	Method of Payment. The aggregate exercise price of the Shares purchased upon an exercise, in whole or in part, of the Option may be paid:

(a)	Payment in Cash. In the form of a check made payable to the Company or its designated agent or cash, including cash from funds deposited in the “OptionsLink” online securities account maintained by a Participant with E*Trade Securities LLC (“E*Trade”) as an employee of the Company or such other brokerage firm as may be designated by the Company in connection with any Company plan or arrangement providing for investment in Common Stock of the Company; or

(b)	Cashless Exercise. Through a special sale and remittance procedure commonly referred to as a “cashless exercise” or “sell to cover” transaction pursuant to which the Participant (or any other person(s) entitled to exercise the Option) shall concurrently provide irrevocable written instructions:

(i)	to such third party service provider as may be designated by the Company, including without limitation E*Trade (through your on-line account) or such other brokerage firm as may be designated by the Company in connection with any Company plan or arrangement providing for investment in Common Stock of the Company to effect the immediate sale of a sufficient number of the Shares purchased upon the exercise of the Option to enable such third-party (e.g., E*Trade or other designated third party) to remit, out of the sales proceeds available upon the settlement date, sufficient funds to the Company to cover the aggregate exercise price payable for the purchased Shares plus all applicable federal, state and local income and employment taxes required to be withheld by the Company by reason of such exercise and/or sale; and

(ii)	to the Company to deliver any certificate(s) or other evidence of ownership for the purchased Shares directly to such third party (e.g., E*Trade or other designated third party) in order to complete the sale transaction.

4.	Exercise of Option. This Option shall be exercisable during its term only in accordance with the terms and provisions of the Plan and this Option as follows:

(a)	This Option shall vest and be exercisable cumulatively as set forth on the first page of the Stock Option Agreement. A Participant who has maintained his or her Continuous Status as an Eligible Individual since the grant of this Option may exercise the exercisable portion of his or her Option in whole or in part at any time during his or her employment; provided, however, that an Option may not be exercised for a fraction of a Share. In the event that a Participant terminates employment with the Company, is disabled or dies, the provisions of Sections 6 or 7 below shall apply to the right of the Participant to exercise the Option except as otherwise provided in the Plan,.

(b)	This Option shall be exercisable by following such procedures as may from time to time be prescribed by the Company, E*Trade (in connection with the OptionsLink online securities account maintained by you with E*Trade as an employee of the Company) or such other brokerage firm as may be designated by the Company in connection with any Company plan or arrangement providing for investment in Common Stock of the Company.

(c)	No rights of a shareholder shall exist with respect to the Shares under this Option as a result of the mere grant of this Option or the exercise of this Option. Such rights shall exist only after issuance of a stock certificate or electronic transfer of the shares to the Participant’s brokerage account in accordance with the Plan.

5.	Restrictions on Exercise. This Option may not be exercised if the issuance of Shares upon Participant’s exercise or the method of payment of consideration for such Shares would constitute a violation of any applicable Federal or state securities law or other applicable law or regulation. As a condition to the exercise of this Option, the Company may require the Participant to make any representation and warranty to the Company as may be required by any applicable law or regulation.

6.	Termination of Employment. If the Participant ceases to serve as an Employee or Consultant for any reason other than death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code) or Termination for Cause and thereby terminates his or her Continuous Status as an Eligible Individual, the Participant shall have the right to exercise this Option at any time within 90 days after the date of such termination to the extent that the Participant was entitled to exercise this Option at the date of such termination. To the extent that the Participant was not entitled to exercise this Option at the date of termination, or to the extent this Option is not exercised within the time specified herein, this Option shall terminate. Notwithstanding the foregoing, this Option shall not be exercisable as to any vested installment after the expiration of its term as described in Section 8 hereof. If the Participant ceases to serve as an Employee or Consultant due to his or her Termination for Cause and thereby terminates his or her Continuous Status as an Eligible Individual, the Participant shall immediately forfeit the Option subject to this Agreement. This provision does not apply to an Award made to a Participant in his or her capacity as a Director.

7.	Death or Disability. If the Participant ceases to serve as an Employee or Consultant due to death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code), this Option may be exercised at any time within 180 days after the date of death or termination of employment or service due to disability, in the case of death, by the Participant’s estate or by a person who acquired the right to exercise this Option by bequest or inheritance, or, in the case of disability, by the Participant, but in any case only to the extent the Participant was entitled to exercise this Option at the date of such termination. To the extent that the Participant was not entitled to exercise this Option at the date of termination, or to the extent this Option is not exercised within the time specified herein, this Option shall terminate. Notwithstanding the foregoing, this Option shall not be exercisable as to any vested installment after the expiration of its term as described in Section 8 hereof. This provision does not apply to an Award made to a Participant in his or her capacity as a Director.

8.	Term of Option. This Option shall expire and terminate for all purposes at 5:00 p.m., Pacific Time, on the expiration date set forth on the first page of the Stock Option Agreement. To the extent that this Option is not exercised prior to such time and date, this Option shall expire and terminate. This Option shall be subject to earlier termination as provided in Sections 6 and 7 above. This Option may be exercised only in accordance with the Plan and these Terms and Conditions. Notwithstanding any provision in the Plan or in these Terms and Conditions with respect to the post-employment exercise of this Option, this Option may not be exercised with respect to any Shares subject to any vested installment after expiration of the term of this Option.

9.	Withholding upon Exercise of Option. The Company reserves the right to withhold, in accordance with any applicable laws, from any consideration payable to Participant any taxes required to be withheld by Federal, state or local law as a result of the grant or exercise of this Option or the sale or other disposition of the Shares issued upon exercise of this Option; provided, however, that such withholding shall not exceed the minimum required tax withholding rate for the Participant or such other rate that will not cause an adverse accounting consequence or cost. If the amount of any consideration payable to the Participant is insufficient to pay such taxes or if no consideration is payable to the Participant, upon the request of the Company, the Participant shall pay to the Company in cash an amount sufficient for the Company to satisfy any Federal, state or local tax withholding requirements it may incur as a result of the grant or exercise of this Option or the sale or other disposition of the Shares issued upon the exercise of this Option.

10.	Nontransferability of Option. This Option may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner either voluntarily or involuntarily by operation of law, other than by will or by the laws of descent or distribution. Subject to the foregoing and the terms of the Plan, the terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Participant.

11.	No Right of Employment. Neither the Plan nor this Option shall confer upon the Participant any right to continue in the employment or service of the Company or limit in any respect the right of the Company to discharge the Participant at any time, with or without cause and with or without notice.

12.	Miscellaneous.

(a)	Successors and Assigns. This Option Agreement shall bind and inure only to the benefit of the parties to this Option Agreement (the “Parties”) and their respective successors and assigns.

(b)	No Third-Party Beneficiaries. Nothing in this Option Agreement is intended to confer any rights or remedies on any persons other than the Parties and their respective successors or assigns. Nothing in this Option Agreement is intended to relieve or discharge the obligation or liability of third persons to either Party. No provision of this Option Agreement shall give any third person any right of subrogation or action over or against either Party.

(c)	Amendments.

(i)	The Committee reserves the right to amend the terms and provisions of this Option without the Participant’s consent to comply with any Federal or state securities law.

(ii)	Except as specifically provided in subsection 12(c)(i) above, this Option Agreement and these Terms and Conditions shall not be changed or modified, in whole or in part, except by supplemental agreement signed by the Parties. Either Party may waive compliance by the other Party with any of the covenants or conditions of this Option Agreement, but no waiver shall be binding unless executed in writing by the Party making the waiver. No waiver or any provision of this Option Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. Any consent under this Option Agreement shall be in writing and shall be effective only to the extent specifically set forth in such writing.

(d)	Governing Law. To the extent that Federal laws do not otherwise control, the Plan and all determinations made or actions taken pursuant hereto shall be governed by the laws of the State of California, without regard to the conflict of laws rules thereof.

(e)	Severability. If any provision of this Option Agreement or the application of such provision to any person or circumstances is held invalid or unenforceable, the remainder of this Option Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby.

*   *   *

Second Amended and Restated

Ixia 2008 Equity Incentive Plan

Restricted Stock Award Agreement

Ixia (“Company”) hereby grants to you a Restricted Stock Award under the Second Amended and Restated Ixia 2008 Equity Incentive Plan (the “Plan”), as set forth below. Capitalized terms defined in the Plan but not in this Agreement shall have the meanings given to them herein.

Name:

Date of Grant:

Number of Shares of

Restricted Stock:

Nature of Restricted Stock:	Each Share of Restricted Stock represents the right to receive one share (“Share”) of Company Common Stock, subject to the risk of forfeiture as described herein and in the Plan.

Vesting Schedule:	[e.g., The Shares of Restricted Stock will vest in [ ] equal [annual/quarterly] installments, with the first installment vesting on [ ] and the remaining installments vesting on [ ] of each of the [ ] calendar quarters thereafter, as long as you remain an Employee, Consultant or Director, as applicable, of the Company through each such vesting date.][e.g., The Shares of Restricted Stock will vest on the last day of the Performance Period, as long as you remain an Employee, Consultant or Director, as applicable, of the Company through such date and provided that the following performance goals are achieved at the end of the Performance Period: _______________ (“Performance Goals”).]

Forfeiture:	[e.g., If you cease to serve as an Employee, Consultant or Director, as applicable, for any reason prior to the time restrictions on the Shares of Restricted Stock lapse, you will forfeit any Shares of Restricted Stock which are still subject to the restrictions at the time of your termination of employment.][e.g., If you cease to serve as an Employee, Consultant or Director, for any reason prior to the date on which the Performance Period ends, or if the Performance Goals are not achieved, any Shares of Restricted Stock which are still subject to the restrictions shall not vest and shall automatically be cancelled and forfeited for no value.]

Taxes:	Payment of the applicable taxes in connection with the vesting of Restricted Stock shall be a condition to the delivery of Shares upon any vesting of the Restricted Stock (see Restricted Stock Terms and Conditions attached hereto).

This Restricted Stock Award Agreement consists of this page and the Restricted Stock Terms and Conditions attached hereto. By signing below, you accept the grant of this Restricted Stock Award and agree that this Restricted Stock Award is subject in all respects to the terms and conditions of the Plan located on the Company’s internal website at _______________. Copies of the Plan and a Prospectus containing information concerning the Plan are available upon request to _______________ at _______________ or _______________@ixiacom.com.

You further acknowledge and agree that (i) you have carefully reviewed this Restricted Stock Award Agreement (including the Restricted Stock Terms and Conditions attached hereto) and the Plan and (ii) this Restricted Stock Award Agreement and the Plan set forth the entire understanding between you and the Company regarding this Restricted Stock Award and supersede all prior or contemporaneous oral and written agreements with respect thereto.

IXIA
By:
Print Name:	Date
Title:

Participant	Date

SECOND AMENDED AND RESTATED IXIA 2008 EQUITY INCENTIVE PLAN

Restricted Stock Award Agreement—Terms and Conditions

The following Terms and Conditions apply to the Restricted Stock granted by Ixia (“Company”) to the Participant whose name appears on the Restricted Stock Award Agreement to which these Terms and Conditions are attached (the “Restricted Stock”).

1. Award Subject to Plan. This Award is made under and is expressly subject to all the terms and provisions of the Second Amended and Restated Ixia 2008 Equity Incentive Plan (the “Plan”) adopted by the Company and incorporated herein by reference. The terms defined in the Plan shall have the same meanings herein

2. Vesting of Restricted Stock.

(a)

[e.g., Upon each vesting date for the Restricted Stock Award (each, a “Vesting Date”), one share of Common Stock shall be deliverable for each Restricted Stock that vests on such date, subject to the terms and provisions of the Plan and this Restricted Stock Award Agreement.][e.g., Following the end of the Performance Period, provided you remain employed by the Company during such period and the Performance Goals are achieved at the end of the Performance Period, one share of Common Stock shall be deliverable for each Restricted Stock, subject to the terms and provisions of the Plan and this Restricted Stock Award Agreement.] Following vesting, the Company will deliver such Shares to the Participant as soon as administratively feasible and following satisfaction of any required withholding tax obligations as provided in Section 4 below. Notwithstanding anything to the contrary set forth herein, delivery of Shares pursuant to a Restricted Stock Award shall be made no later than 2  1/2 months after the close of Company’s first taxable year in which such Shares are no longer subject to a substantial risk of forfeiture (within the meaning of Section 409A of the Code).

(b)	To the extent the Restricted Stock vests and Shares are delivered to the Participant, such Shares will be free of the terms and conditions of this Restricted Stock Award Agreement.

(c)	All rights of a shareholder shall exist with respect to the Restricted Stock as a result of the grant of the Restricted Stock. Such rights shall exist beginning on the date of grant of the Restricted Stock Award and subject to execution of this Restricted Stock Award Agreement; however, any Shares or any other property (other than cash) distributed as a dividend or otherwise with respect to any such Shares as to which the restrictions have not yet lapsed shall be subject to the same restrictions as the Shares subject to the Restricted Stock Award.

3. Delivery of Shares. The Shares of Restricted Stock described herein shall be granted in the form of Shares registered in the name of the Participant but held by the Company until the restrictions on the award lapse, subject to forfeiture as provided herein.

4. Taxes. The Participant is responsible for any federal, state, local or other income, employment or other applicable taxes required to be withheld under Federal, state, local or other law in connection with: (i) the vesting of the Restricted Stock Award and the issuance and delivery of Shares to the Participant, or (iii) any other event occurring pursuant to this Restricted Stock Award Agreement or the Plan (collectively, “Taxes”). The Participant acknowledges that in connection with the issuance of Shares upon the vesting of Restricted Stock, the Company is required to withhold from the Participant an amount that is sufficient to satisfy the Company’s Tax withholding obligations.

Notwithstanding any contrary provision of this Restricted Stock Award Agreement or the Plan, no Shares will be issued to the Participant (or his or her estate, if applicable) upon vesting of Restricted Stock unless and until satisfactory arrangements (as determined by the Committee) have been made by the Participant with respect to the withholding and payment of Taxes which the Company determines must be withheld with respect to such Shares. Notwithstanding any contrary provision of this Restricted Stock Award Agreement or the Plan, no Shares will be issued to the participant upon vesting of any Restricted Stock following the fifteenth day of the third month of the calendar year following the calendar year in which such Restricted Stock vests. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may (but is not required to) permit the Participant to satisfy such Tax withholding obligations in any of the following ways:

(a)	Payment in Cash. The Participant may elect to pay to the Company an amount sufficient to cover such Taxes by delivering to the Company a check or by making a cash deposit in the Participant’s brokerage account with E*Trade Securities LLC (“E*Trade”) or such other brokerage firm as may be designated by the Company in connection with any Company plan or arrangement providing for investment in Common Stock of the Company.

(b)	Cashless Exercise. Through a special sale and remittance procedure commonly referred to as a “cashless exercise” or “sell to cover” transaction pursuant to which the Participant (or any other person(s) entitled to receive such Shares upon vesting) shall concurrently provide irrevocable written instructions:

(i)	to such third party service provider as may be designated by Company, including without limitation E*Trade (through your on-line account) or such other brokerage firm as may be designated by the Company in connection with any Company plan or arrangement providing for investment in Common Stock of the Company to effect the immediate sale of a sufficient number of the Shares delivered upon the vesting of the Shares to enable such brokerage firm to remit, out of the sales proceeds available upon the settlement date, sufficient funds to the Company to cover the aggregate exercise price payable for the purchased Shares plus all applicable federal, state and local income and employment taxes required to be withheld by the Company by reason of such exercise and/or sale; and

(ii)	to the Company to deliver any certificate(s) or other evidence of ownership for such sold Shares directly to such third party (e.g., E*Trade or other designated third party) in order to complete the sales transaction.

(c)	Payment by Withholding of Shares. In the Company’s sole discretion and in lieu of the Participant’s election under Section 4(b), the Company may elect to retain that number of whole Shares which would otherwise be deliverable in connection with the Restricted Stock Award upon vesting and which have a Fair Market Value sufficient to satisfy the amount of the Taxes required to be withheld; provided, however, that the number of Shares retained by the Company shall not exceed the minimum number required based on the tax withholding rate for the Participant or such other rate that will not cause an adverse accounting consequence or cost. “Fair Market Value” for this purpose shall be as determined in the Plan as of the applicable date.

(d)	Company Rights. Any elections permitted to be made pursuant to this Section 4 shall be made in writing or via electronic transmission on such form as shall be prescribed by the Company for such purpose. The Company also reserves the right to withhold Taxes, in accordance with any applicable law, from any compensation or other amounts payable to the Participant and/or, in accordance with Section 4(c), from the Shares otherwise deliverable to the Participant upon the vesting of the Restricted Stock.

5. Termination of Employment. [e.g., If the Participant ceases to serve as an Employee, Consultant or Director, as applicable, for any reason prior to the time restrictions on the Shares of Restricted Stock awarded pursuant to this Restricted Stock Award Agreement lapse and thereby terminates his or her Continuous Status as an Eligible Individual, the Participant shall forfeit any Shares of Restricted Stock which are still subject to the restrictions at the time of termination of such employment.][e.g., If the Participant ceases to serve as an Employee, Consultant or Director, as applicable, for any reason prior to the end of the Performance Period and thereby terminates his or her Continuous Status as an Eligible Individual, the Participant shall forfeit any Shares of Restricted Stock which are still subject to the restrictions at the time of termination of such employment.]

6. Nontransferability. The Shares awarded pursuant to this Restricted Stock Award are nontransferable by the Participant until vested as set forth on the first page of this Restricted Stock Award Agreement. Prior to the time such Shares become transferable, the Shares of Restricted Stock shall bear a legend indicating their nontransferability.

7. No Right of Employment. Neither the Plan nor this Restricted Stock Award shall confer upon the Participant any right to continue in the employment or service of the Company or limit in any respect the right of the Company to discharge the Participant at any time, with or without cause and with or without notice.

8. Amendments.

(a)	The Committee reserves the right to amend the terms and provisions of this Restricted Stock Award without the Participant’s consent to comply with any Federal or state securities law.

(b)	Except as specifically provided in subsection (i) above, this Restricted Stock Award Agreement shall not be changed or modified, in whole or in part, except by supplemental agreement signed by the Parties. Either Party may waive compliance by the other Party with any of the covenants or conditions of this Restricted Stock Award Agreement, but no waiver shall be binding unless executed in writing by the Party making the waiver. No waiver or any provision of this Restricted Stock Award Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. Any consent under this Restricted Stock Award Agreement shall be in writing and shall be effective only to the extent specifically set forth in such writing.

9. Miscellaneous.

(a)	Successors and Assigns. This Restricted Stock Award Agreement shall bind and inure only to the benefit of the parties to this Restricted Stock Award Agreement (the “Parties”) and their respective permitted successors and assigns.

(b)	No Third-Party Beneficiaries. Nothing in this Restricted Stock Award Agreement is intended to confer any rights or remedies on any persons other than the Parties and their respective permitted successors or assigns. Nothing in this Restricted Stock Award Agreement is intended to relieve or discharge the obligation or liability of third persons to any Party. No provision of this Restricted Stock Award Agreement shall give any third person any right of subrogation or action over or against any Party.

(c)	Governing Law. To the extent that Federal laws do not otherwise control, the Plan and all determinations made or actions taken pursuant hereto shall be governed by the laws of the state of California, without regard to the conflict of laws rules thereof.

10. Severability. If any provision of this Restricted Stock Award Agreement or the application of such provision to any person or circumstances is held invalid or unenforceable, the remainder of this Restricted Stock Award Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby.

*   *   *

Second Amended and Restated

Ixia 2008 Equity Incentive Plan

Restricted Stock Unit Award Agreement

Ixia (“Company”) hereby grants to you a Restricted Stock Unit Award under the Second Amended and Restated Ixia 2008 Equity Incentive Plan (the “Plan”), as set forth below. Capitalized terms defined in the Plan but not in this Agreement shall have the meanings given to them herein.

Name:

Date of Grant:

Number of Restricted Stock Units:

Nature of Restricted Stock Units:	Each Restricted Stock Unit represents the right to receive one share (“Share”) of Company Common Stock to be issued and delivered at the end of the applicable [vesting period/Performance Period], subject to the risk of cancellation as described herein and in the Plan.

Vesting Schedule:	[e.g., The Restricted Stock Units will vest in [__] equal [annual/quarterly] installments, with the first installment vesting on [ ] and the remaining installments vesting on [ ] of each of the [__] calendar quarters thereafter, as long as you remain an Employee, Consultant or Director, as applicable, of the Company through each such vesting date.] [e.g., The Restricted Stock Units will vest on the last day of the Performance Period, as long as you remain an Employee, Consultant or Director, as applicable, of the Company through such date and provided that the following performance goals are achieved at the end of the Performance Period: _______________ (“Performance Goals”).]

Forfeiture:	[e.g., If you cease to serve as an Employee, Consultant or Director, as applicable, for any reason, any Restricted Stock Units which are not vested as of the date of such termination shall not vest and shall automatically be cancelled and forfeited for no value and without any issuance of Shares.] [e.g., If you cease to serve as an Employee, Consultant or Director, as applicable, for any reason prior to the date on which the Performance Period ends, or if the Performance Goals are not achieved, any Restricted Stock Units shall not vest and shall automatically be cancelled and forfeited for no value and without any issuance of Shares.]

Taxes:	Payment of the applicable taxes in connection with the vesting of Restricted Stock Units shall be a condition to the issuance and delivery of Shares upon any vesting of the Restricted Stock Units (see Restricted Stock Unit Terms and Conditions attached hereto).

This Restricted Stock Unit Award Agreement consists of this page and the Restricted Stock Unit Terms and Conditions attached hereto. By signing below, you accept the grant of this Restricted Stock Unit Award and agree that this Restricted Stock Unit Award is subject in all respects to the terms and conditions of the Plan located on the Company’s internal website at _______________. Copies of the Plan and a Prospectus containing information concerning the Plan are available upon request to _______________ at _______________ or _______________@ixiacom.com.

You further acknowledge and agree that (i) you have carefully reviewed this Restricted Stock Unit Award Agreement (including the Restricted Stock Unit Terms and Conditions attached hereto) and the Plan and (ii) this Restricted Stock Unit Award Agreement and the Plan set forth the entire understanding between you and the Company regarding this Restricted Stock Unit Award and supersede all prior or contemporaneous oral and written agreements with respect thereto.

IXIA
By:
Print Name:	Date
Title:

Participant	Date

SECOND AMENDED AND RESTATED IXIA 2008 EQUITY INCENTIVE PLAN

Restricted Stock Unit Award Agreement—Restricted Stock Unit Terms and Conditions

The following Restricted Stock Unit Terms and Conditions apply to the Restricted Stock Unit Award granted by Ixia (“Company”) to the Participant whose name appears on the Restricted Stock Unit Award Agreement cover page to which these Restricted Stock Unit Terms and Conditions are attached.

1.	Second Amended and Restated Ixia 2008 Equity Incentive Plan. This Restricted Stock Unit Award is in all respects subject to the terms, definitions and provisions of the Second Amended and Restated Ixia 2008 Equity Incentive Plan (the “Plan”) adopted by Ixia and incorporated herein by reference. Capitalized terms defined in the Plan but not defined in this Restricted Stock Unit Award Agreement shall have the meanings given to them in the Plan.

2.	Vesting of Restricted Stock Units Awards.

(a)

[e.g., Upon each vesting date for the Restricted Stock Unit Award (each, a “Vesting Date”), one share of Company Common Stock shall be issuable for each Restricted Stock Unit that vests on such date, subject to the terms and provision of the Plan and this Restricted Stock Unit Award Agreement.] [e.g., Following the end of the Performance Period, provided you remain employed by the Company during such period and the Performance Goals are achieved at the end of the Performance Period, one share of Company Common Stock shall be issuable for each Restricted Stock Unit, subject to the terms and provisions of the Plan and this Restricted Stock Unit Award Agreement.] Following vesting, the Company will issue and transfer such Shares to the Participant as soon as administratively feasible and following satisfaction of any required withholding tax obligations as provided in Section 4 below. Notwithstanding anything to the contrary set forth herein, delivery of Shares pursuant to a Restricted Stock Unit Award shall be made no later than 2  1/2 months after the close of the Company’s first taxable year in which such Shares are no longer subject to a substantial risk of forfeiture (within the meaning of Section 409A of the Code).

(b)	To the extent the Restricted Stock Units vest and Shares are issued and delivered to the Participant, such Shares will be free of the terms and conditions of this Restricted Stock Unit Award Agreement.

(c)	No rights of a shareholder shall exist with respect to the Restricted Stock Units as a result of the mere grant of the Restricted Stock Units. Such rights shall exist only after issuance of the Shares following the applicable Vesting Date.

3.

Delivery of Shares upon Vesting of Restricted Stock Units. Restricted Stock Units (if not previously forfeited) will automatically be settled [e.g., on or about the Vesting Date or Vesting Dates set forth on the cover page of this Restricted Stock Unit Award Agreement][e.g., following the end of the Performance Period set forth on the cover page of this Restricted Unit Award Agreement, provided that the Performance Goals are achieved at the end of the Performance Period and the Participant remains employed with the Company through such date]. The Company may make delivery of Shares upon vesting of Restricted Stock Units either by (i) delivering one or more stock certificates representing such Shares to the Participant, registered in the name of the Participant, or (ii) electronically depositing such Shares into an online securities account maintained for the Participant as an Employee,

Consultant or Director, as applicable, of the Company with E*Trade Securities LLC (“E*Trade”) or such other brokerage firm as may be designated by the Company in connection with any Company plan or arrangement providing for investment in Common Stock of the Company. All certificates for Shares and all Shares shall be subject to such stop transfer orders and other restrictions as the Company may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or quotation system upon which the Shares are then listed or quoted, and any applicable Federal or state securities law, and the Company may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

4.	Taxes. The Participant is responsible for any federal, state, local or other income, employment or other applicable taxes required to be withheld under Federal, state, local or other law in connection with: (i) the vesting of the Restricted Stock Unit Award and the issuance and delivery of Shares to the Participant, or (iii) any other event occurring pursuant to this Restricted Stock Unit Award Agreement or the Plan (collectively, “Taxes”). The Participant acknowledges that in connection with the issuance of Shares upon the vesting of Restricted Stock Units, the Company is required to withhold from the Participant an amount that is sufficient to satisfy the Company’s Tax withholding obligations. Notwithstanding any contrary provision of this Restricted Stock Unit Award Agreement or the Plan, no Shares will be issued to the Participant (or his or her estate, if applicable) upon vesting of Restricted Stock Units unless and until satisfactory arrangements (as determined by the Committee) have been made by the Participant with respect to the withholding and payment of Taxes which the Company determines must be withheld with respect to such Shares. Notwithstanding any contrary provision of this Restricted Stock Unit Award Agreement or the Plan, no Shares will be issued to the participant upon vesting of any Restricted Stock Unit following the fifteenth day of the third month of the calendar year following the calendar year in which such Restricted Stock Unit vests. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may (but is not required to) permit the Participant to satisfy such Tax withholding obligations in any of the following ways:

(a)	Payment in Cash. The Participant may elect to pay to the Company an amount sufficient to cover such Taxes by delivering to the Company a check or by making a cash deposit in the Participant’s brokerage account with E*Trade Securities LLC (“E*Trade”) or such other brokerage firm as may be designated by the Company in connection with any Company plan or arrangement providing for investment in Common Stock of the Company.

(b)	Cashless Exercise. Through a special sale and remittance procedure commonly referred to as a “cashless exercise” or “sell to cover” transaction pursuant to which the Participant (or any other person(s) entitled to receive the Shares upon vesting) shall concurrently provide irrevocable written instructions:

(i)	to such third party service provider as may be designated by the Company, including without limitation E*Trade (through the Participant’s on-line account) or such other brokerage firm as may be designated by the Company in connection with any Company plan or arrangement providing for investment in Common Stock of the Company to effect the immediate sale of a sufficient number of the Shares acquired upon the vesting of the Shares to enable such brokerage firm to remit, out of the sales proceeds available upon the settlement date, sufficient funds to the Company to cover all applicable federal, state and local income and employment taxes required to be withheld by the Company by reason of such exercise and/or sale; and

(ii)	to the Company to deliver any certificate(s) or other evidence of ownership for such sold Shares directly to such third party (e.g., E*Trade or other designated third party) in order to complete the sales transaction.

(c)	Payment by Withholding of Shares. In the Company’s sole discretion and in lieu of the Participant’s election under Section 4(b), the Company may elect to retain that number of whole Shares which would otherwise be deliverable in connection with the Restricted Stock Unit Award upon vesting and which have a Fair Market Value sufficient to satisfy the amount of the Taxes required to be withheld; provided, however, that the number of Shares retained by the Company shall not exceed the minimum number required based on the tax withholding rate for the Participant or such other rate that will not cause an adverse accounting consequence or cost. “Fair Market Value” for this purpose shall be as determined in the Plan as of the applicable Vesting Date.

(d)	Company Rights. Any elections permitted to be made pursuant to this Section 4 shall be made in writing or via electronic transmission on such form as shall be prescribed by the Company for such purpose. The Company also reserves the right to withhold Taxes, in accordance with any applicable law, from any compensation or other amounts payable to the Participant and/or (ii) in accordance with Section 4(c), the Shares otherwise issuable to the Participant.

5.	Termination of Employment. [e.g., If the Participant ceases to serve as an Employee, Consultant or Director, as applicable, for any reason and thereby terminates his or her Continuous Status as an Eligible Individual, the Participant’s Restricted Stock Units which are not vested as of the date of such termination shall not vest and shall automatically be cancelled and forfeited for no value and without any issuance of Shares.][e.g., If the Participant ceases to serve as an Employee, Consultant or Director, as applicable, for any reason and thereby terminates his or her Continuous Status as an Eligible Individual prior to the end of the Performance Period, the Participant’s Restricted Stock Units shall not vest and shall automatically be cancelled and forfeited for no value and without any issuance of Shares.]

6.	Nontransferability of Restricted Stock Units. This Restricted Stock Unit Award may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner either voluntarily or involuntarily by operation of law, other than transfers between spouses incident to a divorce. Subject to the foregoing and the terms of the Plan, the terms of this Restricted Stock Unit Award shall be binding upon the executors, administrators, heirs, successors and assigns of the Participant. The Shares issued upon vesting of the Restricted Stock Unit Award will not be subject to restrictions on transfer under this Section 6.

7.	No Dividend Equivalents. The Participant shall not be entitled to receive, currently or on a deferred basis, any payments (i.e., “dividend equivalents”) equivalent to cash, stock or other property paid by the Company as dividends on the Company’s Common Stock prior to the vesting of the Restricted Stock Units.

8.	No Right of Employment. Neither the Plan nor this Restricted Stock Unit Award shall confer upon the Participant any right to continue in the employment or service of the Company or limit in any respect the right of the Company to discharge the Participant at any time, with or without cause and with or without notice.

9.	Restrictions on Issuance. Shares shall not be issued with respect to this Restricted Stock Unit Award if the issuance of Shares would constitute a violation of any applicable Federal or state securities law or other applicable law or regulation. As a condition to the issuance of Shares pursuant to this Restricted Stock Unit Award, the Company may require the Participant to make any representation and warranty to the Company as may be required by any applicable law or regulation.

10.	Miscellaneous.

(a)	Successors and Assigns. This Restricted Stock Unit Award Agreement shall bind and inure only to the benefit of the parties to this Restricted Stock Unit Award Agreement (the “Parties”) and their respective permitted successors and assigns.

(b)	No Third-Party Beneficiaries. Nothing in this Restricted Stock Unit Award Agreement is intended to confer any rights or remedies on any persons other than the Parties and their respective permitted successors or assigns. Nothing in this Restricted Stock Unit Award Agreement is intended to relieve or discharge the obligation or liability of third persons to any Party. No provision of this Restricted Stock Unit Award Agreement shall give any third person any right of subrogation or action over or against any Party.

(c)	Amendments.

(i)	The Committee reserves the right to amend the terms and provisions of this Restricted Stock Unit Award without the Participant’s consent to comply with any Federal or state securities law.

(ii)	Except as specifically provided in subsection (i) above, this Restricted Stock Unit Award Agreement shall not be changed or modified, in whole or in part, except by supplemental agreement signed by the Parties. Either Party may waive compliance by the other Party with any of the covenants or conditions of this Restricted Stock Unit Award Agreement, but no waiver shall be binding unless executed in writing by the Party making the waiver. No waiver or any provision of this Restricted Stock Unit Award Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. Any consent under this Restricted Stock Unit Award Agreement shall be in writing and shall be effective only to the extent specifically set forth in such writing.

(d)	Governing Law. To the extent that Federal laws do not otherwise control, the Plan and all determinations made or actions taken pursuant hereto shall be governed by the laws of the state of California, without regard to the conflict of laws rules thereof.

(e)	Severability. If any provision of this Restricted Stock Unit Award Agreement or the application of such provision to any person or circumstances is held invalid or unenforceable, the remainder of this Restricted Stock Unit Award Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby.

*   *   *

Second Amended and Restated

Ixia 2008 Equity Incentive Plan

SAR Award Agreement

Ixia (“Company”) hereby grants to you a Share Appreciation Right Award under the Second Amended and Restated Ixia 2008 Equity Incentive Plan (the “Plan”), covering the number of share appreciation rights (“SARs”) set forth below.

Name:

Employee ID #:

Date of Grant:

Type of SARs:	[e.g., Freestanding or Tandem]

Number of SARs:

SARs Payable in:	[e.g., Shares of Company Common Stock and/or Cash]

Grant Price:	$

Vesting Schedule:	[e.g., SARs on M/D/Y and as to the remaining SARs in 12 equal quarterly installments, with the first such installment vesting on M/D/Y, and one additional installment vesting on the last day of each calendar quarter thereafter, as long as you remain an employee of the Company or a subsidiary thereof.]

Expiration Date:	[e.g., The SARs will expire at 5:00 p.m., Pacific Time, on the [ ]-year anniversary of the date of grant; provided, however, that if you are not a Director, in the event of your termination of employment with the Company or your disability or death, the provisions of Sections 7 and 8 of the SAR Terms and Conditions attached hereto shall apply to your right to exercise the SARs.]

This SAR Award Agreement (this “SAR Award Agreement”) consists of this page and the SAR Terms and Conditions attached hereto. By signing below, you accept the grant of these SARs and agree that these SARs are subject in all respects to the terms and conditions of the Plan. Copies of the Plan and Prospectus containing information concerning the Plan are available upon request to                      at                      or                     @ixiacom.com.

You further acknowledge and agree that (i) you have carefully reviewed this SAR Award Agreement (including the SAR Terms and Conditions attached hereto) and the Plan and (ii) this SAR Award Agreement and the Plan set forth the entire understanding between you and the Company regarding these SARs and supersede all prior oral and written agreements with respect thereto.

IXIA
By:
Print Name:	Date
Title:

Participant	Date

Second Amended and Restated Ixia 2008 Equity Incentive Plan

SAR Award Agreement – Terms and Conditions

The following Terms and Conditions apply to the SARs granted by Ixia (“Company”) to the Participant whose name appears on the SAR Award Agreement to which these Terms and Conditions are attached (the “SARs”).

1.	Second Amended and Restated Ixia 2008 Equity Incentive Plan. The SARs are in all respects subject to the terms, definitions and provisions of the Second Amended and Restated Ixia 2008 Equity Incentive Plan (the “Plan”) adopted by Ixia and incorporated herein by reference. The terms defined in the Plan shall have the same meanings herein.

2.	Payment of SAR Amount. The SARS shall be payable in shares of the Company’s Common Stock and, upon exercise of the SARs, in whole or in part, the Participant shall be entitled to receive from the Company such number of Shares as is determined by multiplying (x) the excess of the Fair Market Value of a Share on the date of exercise over the Grant Price times (y) the number of Shares with respect to which the SAR Award is exercised, and dividing such product by (z) the Fair Market Value of a Share on the date of exercise. The resulting number (rounded down to the nearest whole number) shall be the number of Shares to be issued to the Participant upon the exercise of the SARs. The Participant shall not be entitled to receive any fractional Share or cash for any fractional Share as a result of any such rounding down upon exercise of the SARs.

3.	Exercise of SARs. The SARs shall be exercisable during their term only in accordance with the terms and provisions of the Plan and these Terms and Conditions as follows:

(a)	Vesting. The SARs shall vest and be exercisable cumulatively as set forth on the first page of this SAR Award Agreement. Provided the Participant has maintained his or her Continuous Status as an Eligible Individual since the grant of these SARs, the Participant may exercise the exercisable (i.e., vested) portion of his or her SARs in whole or in part at any time during his or her employment; provided, however, that the SARs may not be exercised for a fraction of a Share. In the event of the Participant’s termination of employment or service with the Company or the Participant’s disability or death, the provisions of Sections 7 or 8 below shall apply to the right of the Participant to exercise the SARs.

(b)	Manner of Exercise. The SARs shall be exercisable by following such procedures as may from time to time be prescribed by the Company or by any third party service provider designated by the Company, including without limitation, E*Trade Securities LLC (“E*Trade”) in connection with the OptionsLink online securities account maintained by the Participant with E*Trade as an Employee, Consultant or Director, as applicable, of the Company or such other brokerage firm as may be designated by the Company in connection with any Company plan or arrangement providing for investment in Common Stock of the Company.

(c)	No Shareholder Rights. No rights of a shareholder shall exist with respect to the Shares under the SARs as a result of the mere grant of the SARs or the exercise of the SARs. Such rights shall exist only after issuance of a stock certificate or electronic transfer of the Shares to the Participant’s brokerage account in accordance with the Plan.

(d)	Tandem SARs. Any of the SARs which are Tandem SARs may be exercised by the Participant for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

4.	Delivery of Shares upon Exercise of SARs. The Company may make delivery of Shares upon exercise of the SARs either by (i) delivering one or more stock certificates representing such Shares to the Participant, registered in the name of the Participant, or (ii) depositing such Shares into an account maintained for the Participant and established in connection with any Company plan or arrangement providing for investment in Common Stock of the Company, including without limitation any on-line securities account maintained by the Participant with E*Trade in connection with is or her employment or service with the Company. All certificates for Shares and all Shares shall be subject to such stop transfer orders and other restrictions as the Company may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or quotation system upon which the Shares are then listed or quoted, and any applicable Federal or state securities law, and the Company may cause a legend or legends to be put on any such certificates (or other appropriate restrictions and/or notations to be associated with any accounts in which such Shares are held) to make appropriate reference to such restrictions.

5.	Taxes. The Participant is responsible for any taxes required to be withheld under Federal, state or local law in connection with: (i) the exercise of the SARs and the issuance and delivery of Shares to the Participant, or (ii) any other event occurring pursuant to this SAR Award Agreement or the Plan (collectively, “Taxes”). Any election pursuant to this Section 5 shall be made in writing on such form or electronically in such manner shall be prescribed by the Company for such purpose.

(a)	Payment in Cash. The Participant may elect to pay to the Company an amount sufficient to cover such Taxes by delivering to the Company a check or by such other means as the Company may establish or permit.

(b)	Cashless Exercise. The Participant may elect to pay the Company his or her obligations for the payment of such Taxes through a special sale and remittance procedure commonly referred to as a “cashless exercise” or “sell to cover” transaction pursuant to which the Participant (or any other person(s) entitled to exercise the SARs) shall concurrently provide irrevocable written instructions:

(i)	to such third party service provider as may be designated by the Company, including without limitation E*Trade (through the Participant’s on-line account) or such other brokerage firm as may be designated by the Company in connection with any Company plan or arrangement providing for investment in Common Stock of the Company to effect the immediate sale of a sufficient number of the Shares acquired upon the exercise of the SARs to enable such third party (e.g., E*Trade or other designated third party) to remit, out of the sales proceeds available upon the settlement date, sufficient funds to the Company to cover all applicable federal, state and local income and employment taxes required to be withheld by the Company by reason of such exercise and/or sale; and

(ii)	to the Company to deliver any certificate(s) or other evidence of ownership for such sold Shares directly to such third party (e.g., E*Trade or other designated third party) in order to complete the sales transaction.

(c)	[If Applicable] [Payment by Withholding of Shares. Subject to approval by Company management and compliance with any applicable legal conditions or restrictions, the Participant may also elect to satisfy his or her obligations for the payment of such Taxes by having the Company retain that number of whole Shares which would otherwise be deliverable in connection with the exercise of the SARs and which have a Fair Market Value sufficient to satisfy the amount of the Taxes required to be withheld; provided, however, that the number of Shares retained by the Company shall not exceed the minimum number required based on the tax withholding rate for the Participant or such other rate that will not cause an adverse accounting consequence or cost. “Fair Market Value” for this purpose shall be as determined in the Plan as of the applicable exercise date.]

(d)	Company Rights. The Company also reserves the right, and the Participant authorizes the Company, to withhold Taxes, in accordance with any applicable law, from (i) any compensation or other amounts payable to the Participant and/or (ii) in accordance with Section 4(c), the Shares otherwise issuable to the Participant upon exercise of the SARs.

6.	Restrictions on Exercise. The SARs may not be exercised if the issuance of Shares upon Participant’s exercise or the method of payment of consideration for such Shares would constitute a violation of any applicable Federal or state securities law or other applicable law or regulation. As a condition to the exercise of the SARs, the Company may require the Participant to make any representation and warranty to the Company as may be required by any applicable law or regulation.

7.	Termination of Employment. If the Participant ceases to serve as an Employee or Consultant for any reason other than death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code) and thereby terminates his or her Continuous Status as an Eligible Individual, the Participant shall have the right to exercise the SARs at any time within 90 days after the date of such termination to the extent that the Participant was entitled to exercise the SARs at the date of such termination. To the extent that the Participant was not entitled to exercise the SARs at the date of termination, or to the extent the SARs are not exercised within the time specified herein, the SARs shall terminate. Notwithstanding the foregoing, the SARs shall not be exercisable after the expiration of the term set forth in Section 9 hereof. This provision does not apply to an Award made to a Participant in his or her capacity as a Director.

8.

Death or Disability. If the Participant ceases to serve as an Employee or Consultant due to death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code), the SARs may be exercised at any time within 180 days after the date of death or termination of employment due to disability, in the case of death, by the Participant’s estate or by a person who acquired the right to exercise the SARs by bequest or inheritance, or, in the case of disability, by the Participant, but in any case only to the extent the Participant was entitled to exercise the SARs at the date of such termination. To the extent that the Participant was not entitled to exercise the SARs at the date of termination, or to the extent the SARs are not exercised within the time specified herein, the SARs shall terminate. Notwithstanding the foregoing, the SARs shall not be exercisable after the expiration of the term set forth in Section 9 hereof. This provision does not apply to an Award made to a Participant in his or her capacity as a Director.

9.	Term of SARs. The SARs shall expire and terminate for all purposes on [_________, 20__], and may be exercised during such term only in accordance with the Plan and the terms of this SAR Award Agreement. To the extent that the SARs are not exercised prior to such time and date, the SARs shall expire and terminate. Such exercise period shall be subject to earlier termination as provided in Sections 7 and 8 above. Notwithstanding any provision in the Plan with respect to the post-employment exercise of the SARs, the SARs may not be exercised after the expiration of the term of the SARs.

10.	Nontransferability of SARs. No SAR may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or transfer between spouses incident to a divorce. Subject to the foregoing and the terms of the Plan, the terms of this SAR Award Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Participant.

11.	No Right of Employment. Neither the Plan nor the SARs shall confer upon the Participant any right to continue in the employment or service of the Company or limit in any respect the right of the Company to discharge the Participant at any time, with or without cause and with or without notice.

12.	Miscellaneous.

(a)	Successors and Assigns. This SAR Award Agreement shall bind and inure only to the benefit of the parties to the attached SAR Award Agreement (the “Parties”) and their respective successors and assigns.

(b)	No Third-Party Beneficiaries. Nothing in this SAR Award Agreement is intended to confer any rights or remedies on any persons other than the Parties and their respective successors or assigns. Nothing in this SAR Award Agreement is intended to relieve or discharge the obligation or liability of third persons to any Party. No provision of this SAR Award Agreement shall give any third person any right of subrogation or action over or against any Party.

(c)	Amendments.

(i)	The Committee reserves the right to amend the terms and provisions of the SARs without the Participant’s consent in order to comply with any Federal or state securities law.

(ii)

Except as specifically provided in subsection (i) above, this SAR Award Agreement shall not be changed or modified, in whole or in part, except by supplemental agreement signed by the Parties. Either Party may waive compliance by the other Party with any of the covenants or conditions of this SAR Award Agreement, but no waiver shall be binding unless executed in writing by the Party making the waiver. No waiver or any provision of this SAR Award Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. Any consent under this SAR Award Agreement shall be in writing and shall be effective only to the extent specifically set forth in such writing.

(d)	Governing Law. To the extent that Federal laws do not otherwise control, the Plan and all determinations made or actions taken pursuant hereto shall be governed by the laws of the State of California, without regard to the conflict of laws rules thereof.

(e)	Severability. If any provision of this SAR Award Agreement or the application of such provision to any person or circumstances is held invalid or unenforceable, the remainder of this SAR Award Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby.

*    *    *

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